SECURITIES PURCHASE AGREEMENT

                                    AMONG

                        CNL HOSPITALITY PARTNERS, L.P.

                           HERSHA HOSPITALITY TRUST

                                     AND

                    HERSHA HOSPITALITY LIMITED PARTNERSHIP

                          DATED AS OF APRIL 21, 2003

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE 1 PURCHASE AND SALE OF PREFERRED UNITS . . . . . . . . . . . . . .     1

     1.1     Purchase and Sale . . . . . . . . . . . . . . . . . . . . . .     1
     1.2     Purchase Price. . . . . . . . . . . . . . . . . . . . . . . .     2
     1.3     Payment at First Closing, Second Closing or Subsequent
             Closings. . . . . . . . . . . . . . . . . . . . . . . . . . .     3

ARTICLE 2 REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .     3

     2.1     Representations and Warranties of HT and HLP. . . . . . . . .     3
     2.2     Representations and Warranties of CHP . . . . . . . . . . . .    26

ARTICLE 3 COVENANTS OF HT AND HLP. . . . . . . . . . . . . . . . . . . . .    28

     3.1     Covenants Relating to the Business of HT and HLP. . . . . . .    28
     3.2     Access and Information. . . . . . . . . . . . . . . . . . . .    31
     3.3     Notification of Certain Matters . . . . . . . . . . . . . . .    31
     3.4     Third Party Consents. . . . . . . . . . . . . . . . . . . . .    32
     3.5     Appointment of Observer to the HT Board of Trustees . . . . .    32
     3.6     Waiver of Anti-Takeover Statute . . . . . . . . . . . . . . .    32
     3.7     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     3.8     Use of Purchase Price; Use of Proceeds. . . . . . . . . . . .    33
     3.9     Legal Opinions. . . . . . . . . . . . . . . . . . . . . . . .    33
     3.10    Execution and Delivery of Excepted Holder Agreement . . . . .    33
     3.11    Registration Rights Agreement . . . . . . . . . . . . . . . .    33
     3.12    Existing Registration Rights. . . . . . . . . . . . . . . . .    33
     3.13    HLP Partnership Agreement . . . . . . . . . . . . . . . . . .    33
     3.14    Joint Venture Agreement . . . . . . . . . . . . . . . . . . .    33
     3.15    Filing of Articles Supplementary and Capital Stock Matters. .    34
     3.16    Stock Exchange Listing. . . . . . . . . . . . . . . . . . . .    34
     3.17    Certain Other Actions . . . . . . . . . . . . . . . . . . . .    34

ARTICLE 3A COVENANT OF CHP . . . . . . . . . . . . . . . . . . . . . . . .    35

     3A.1    Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . .    36

ARTICLE 4 MUTUAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .    36

     4.1     Additional Agreements . . . . . . . . . . . . . . . . . . . .    36
     4.2     Advice of Changes; SEC Filings. . . . . . . . . . . . . . . .    36

ARTICLE 5 CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . .    37

     5.1     Conditions to Each Party's Obligation . . . . . . . . . . . .    37
     5.2     Conditions to Obligations of CHP at the First Closing . . . .    37


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     5.3     Conditions to Obligations of HT and HLP at the First Closing.    39
     5.4     Conditions to Obligations of CHP at the Second Closing
             and each Subsequent Closing . . . . . . . . . . . . . . . . .    40
     5.4A    Condition to Obligations of CHP at each Subsequent Closing. .    41
     5.5     Conditions to Obligations of HT and HLP at the Second
             Closing and Each Subsequent Closing . . . . . . . . . . . . .    41

ARTICLE 6 CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42

     6.1     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
     6.2     Actions to Occur at the First Closing . . . . . . . . . . . .    43
     6.3     Actions to Occur at the Second Closing and Each
             Subsequent Closing. . . . . . . . . . . . . . . . . . . . . .    44

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . . . . . .    45

     7.1     Termination Prior to First Closing. . . . . . . . . . . . . .    45
     7.2     Termination Subsequent to First Closing . . . . . . . . . . .    46
     7.3     Effect of Termination Prior to First Closing. . . . . . . . .    47

ARTICLE 8 INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . .    47

     8.1     Indemnification . . . . . . . . . . . . . . . . . . . . . . .    47
     8.2     Limitations on Indemnification for Breaches of
             Representations and Warranties. . . . . . . . . . . . . . . .    48
     8.3     Indemnification Procedures. . . . . . . . . . . . . . . . . .    49
     8.4     Tax Related Adjustments . . . . . . . . . . . . . . . . . . .    50

ARTICLE 9 GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .    50

     9.1     Survival of Representations, Warranties, and Covenants. . . .    50
     9.2     Amendment and Modification. . . . . . . . . . . . . . . . . .    51
     9.3     Waiver of Compliance. . . . . . . . . . . . . . . . . . . . .    51
     9.4     Specific Performance. . . . . . . . . . . . . . . . . . . . .    51
     9.5     Severability. . . . . . . . . . . . . . . . . . . . . . . . .    51
     9.6     Expenses and Obligations. . . . . . . . . . . . . . . . . . .    52
     9.7     Parties in Interest . . . . . . . . . . . . . . . . . . . . .    52
     9.8     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
     9.9     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .    53
     9.10    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .    53
     9.11    Governing Law; Choice of Forum. . . . . . . . . . . . . . . .    53
     9.12    Public Announcements. . . . . . . . . . . . . . . . . . . . .    54
     9.13    Assignment. . . . . . . . . . . . . . . . . . . . . . . . . .    54
     9.14    Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .    54
     9.15    Articles, Sections. . . . . . . . . . . . . . . . . . . . . .    54

EXHIBITS:

Exhibit A           --     Form of Legal Opinion of HT's Counsel
Exhibit B           --     Form of Legal Tax Opinion of HT's Tax Counsel
Exhibit C           --     Form of BSA Legal Opinion
Exhibit D           --     Form of Excepted Holder Agreement
Exhibit E           --     Form of Registration Rights Agreement
Exhibit F           --     Form of Registration Rights Acknowledgement
Exhibit G           --     Form of Second Amendment to HLP Limited Partnership
                              Agreement
Exhibit H           --     Form of Joint Venture Agreement
Exhibit I           --     Form of Articles Supplementary
Exhibit J                  List of CHP's Officers, Directors and Employees

DISCLOSURE SCHEDULES:

Schedule 2.1(a)     --     HT Subsidiaries and Non-Subsidiary Investments
Schedule 2.1(b)     --     Options and Certain Restrictions
Schedule 2.1(c)     --     Conflicts, Violations or Defaults and Consents of
                              Governmental Entities
Schedule 2.1(f)     --     Certain Changes or Events
Schedule 2.1(g)     --     Undisclosed Liabilities
Schedule 2.1(h)     --     Defaults and Violations
Schedule 2.1(i)     --     Officers with Knowledge
Schedule 2.1(j)     --     HT Litigation
Schedule 2.1(k)     --     Taxes
Schedule 2.1(l)     --     ERISA Matters
Schedule 2.1(m)     --     Labor and Employment Matters
Schedule 2.1(o)     --     Environmental Matters
Schedule 2.1(p)     --     Properties
Schedule 2.1(q)     --     Insurance
Schedule 2.1(r)     --     Brokers
Schedule 2.1(t)     --     Material Contracts
Schedule 2.1(u)     --     Information Systems

                             INDEX OF DEFINED TERMS
                             ----------------------

Term                                    Defined in Section:
----                                    --------------------

Affiliate                               2.1(d)
Agreement                               Preamble
Amended and Restated HLP Partnership    3.13
Agreement
Amex                                    3.16
Articles Supplementary                  2.1(a)(i)
Balance Sheet Date                      2.1(f)
Basket                                  8.2(a)
BSA Opinion                             3.9
Business Day                            6.1(b)
CERCLA                                  2.1(o)(viii)
CHP                                     Preamble
CHP Indemnified Parties                 8.1(a)
CHP Litigation                          2.2(c)
CHP Order                               2.2(c)
CHP's Cap                               8.2(a)
Claim                                   8.3(a)(i)
Class A Shares                          2.1(b)(i)
Class B Shares                          2.1(b)(i)
Closings                                6.1(a)
Closing Date                            6.1(a)
Closing Dates                           6.1(a)
Contributed Leases                      3.18(b)
Control                                 2.1(d)
Cure Period                             7.1(b)(i)
Delivery Date                           2.1(a)(i)
Discretionary Capital                   3.8
Encumbrances                            2.1(b)(ii)
Environmental Laws                      2.1(o)
EPA                                     2.1(o)(viii)
ERISA                                   2.1(l)(i)
Excepted Holder Agreement               3.10
Exchange Act                            2.1(c)(iii)
Expenses                                8.1(a)(iii)
Expense Reimbursement                   7.3(b)
First Closing                           1.1(a)
First Closing Units                     1.1(a)
Fully Diluted Interest in HT            8.1(a)(iv)
GAAP                                    2.1(d)
Governmental Entity                     2.1(c)(iii)
Ground Lease                            2.1(p)(ii)


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
Ground Leases                           2.1(p)(ii)
Ground Lessee                           2.1(p)(ii)
Ground Lessees                          2.1(p)(ii)
Hazardous Materials                     2.1(o)
HHMLP                                   3.18(a)
HLP                                     Preamble
HLP Certificate of Limited Partnership  2.1(a)(i)
HLP Partnership Agreement               2.1(a)(i)
HLP Ordinary Units                      2.1(b)(i)
HT                                      Preamble
HT's Cap                                8.2(a)
HT Common Stock                         2.1(b)(i)
HT Common Stock Equivalents             2.1(b)(i)
HT Declaration of Trust                 2.1(a)(i)
HT Disclosure Schedule                  2.1(a)(i)
HT Employee Benefit Plans               2.1(l)(iii)
HT ERISA Affiliate                      2.1(l)(i)
HT Fee Property                         2.1(p)(i)
HT Fee Properties                       2.1 (p)(i)
HT Franchise Agreements                 2.1(t)(vi)
HT Indemnified Parties                  8.1(b)
HT Intangible Property                  2.1(n)
HT Leasehold Property                   2.1(p)(i)
HT Leasehold Properties                 2.1(p)(i)
HT Litigation                           2.1(j)
HT Option Plan                          2.1(b)(i)
HT Order                                2.1(j)
HT Pension Plans                        2.1(l)(i)
HT Property                             2.1(p)(i)
HT Properties                           2.1(p)(i)
HT Permits                              2.1(h)(i)
HT Preferred Stock                      2.1(b)(i)
HT SEC Documents                        2.1(d)
HT TRS                                  3.18(a)
HT Trustees Plan                        2.1(b)(i)
HSR Act                                 2.1(c)(iii)
HW Opinion                              3.9
HW Tax Opinion                          3.9
Information Systems                     2.1(u)
Joint Venture Agreement                 3.14
Knowledge                               2.1(h)(i)
Losses                                  8.1(a)(i)
Material Adverse Effect                 2.1(a)(ii)
Material Contracts                      2.1(t)(xvi)
MGCL                                    3.6


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
Observer Resolution                     5.2(d)
Person                                  2.1(d)
Preferred Units                         Recitals
Projections                             2.1(v)
Property Restrictions                   2.1(p)(iii)
Purchase Price                          1.2
REIT                                    2.1(k)(ii)
REIT Training                           3.19
Registration Rights Acknowledgement     3.12
Registration Rights Agreement           3.11
Release                                 2.1(o)
Remedial Action                         2.1(o)
SDAT                                    3.15(a)
SEC                                     2.1(c)(iii)
Second Closing                          1.1(b)
Second Closing Date                     1.3
Second Closing Units                    1.1(b)
Securities Act                          2.1(c)(iii)
Series A Preferred Shares               2.1(b)(i)
Space Lease                             2.1(p)(vii)
Space Leases                            2.1(p)(vii)
Subsequent Closing                      1.1(c)
Subsequent Closing Date                 1.3
Subsequent Closing Units                1.1(c)
Subsidiary                              2.1(a)(iii)
Tax Protection Agreements               2.1(k)(viii)
Transaction Documents                   2.1(b)(ii)
Voting Debt                             2.1(b)(i)

                          SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of April 21,
                                              ---------
2003,  is  among  CNL  Hospitality  Partners, L.P., a limited partnership formed under  the  laws  of  the State of Delaware ("CHP"), Hersha Hospitality Trust, a
                                              ---
Maryland  real  estate  investment  trust ("HT"), and Hersha Hospitality Limited
                                            --
Partnership, a limited partnership formed under the laws of the Commonwealth of Virginia ("HLP"), the general partner of which is HT.
            ---

     WHEREAS, upon the terms and subject to the conditions of this Agreement, CHP desires to purchase and HLP desires to issue and sell preferred limited partnership interests in the form of HLP's Preferred Units (as defined in Section 1.1) having the rights, privileges and preferences as agreed to by the parties hereto;

     WHEREAS, HT, the general partner of HLP, has approved the issuance and sale of the Preferred Units and the general partner of CHP has approved the purchase of the Preferred Units pursuant to the terms of this Agreement and the other transactions contemplated hereby;

     WHEREAS, simultaneously herewith, HLP and CHP are entering into a Joint Venture Agreement (as defined herein), pursuant to which HLP and CHP will acquire and operate real estate projects;

     WHEREAS, HT, HLP and CHP desire to make certain representations, warranties, agreements and covenants in respect of the purchase and sale of the Preferred Units (as defined herein) and also to prescribe various conditions thereto, all as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual premises, representations, warranties, agreements and covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                      PURCHASE AND SALE OF PREFERRED UNITS
                      ------------------------------------

     1.1     Purchase  and  Sale.       Upon  the  terms  and  subject  to  the
             -------------------
conditions set forth in this Agreement, HLP shall issue and sell to CHP, and CHP shall purchase from HLP, at the times indicated below, a number of Preferred Units as follows:

          (a)     at  the  first closing (the "First Closing") 100,000 Preferred
                                               -------------
Units  (the  "First  Closing  Units");
              ---------------------

          (b) at the second closing, which shall occur within 30 days after the First Closing (the "Second Closing") provided such date is a Business Day
                           --------------
and if such date is not a Business Day, the next following Business Day, 50,000 Preferred Units (the "Second Closing Units"); and
                         ----------------------

          (c) subject to the provisions contained immediately below, at one or more subsequent closings, which shall occur within 15 Business Days (as hereinafter defined) after the date on which HLP provides written notice to CHP in accordance with Section 9.8 hereof (each, a "Subsequent Closing"), a number
                                                  ------------------
of Preferred Units not to exceed 100,000 Preferred Units in the aggregate for all such closings (all such units, the "Subsequent Closing Units" and, together
                                         ------------------------
with the First Closing Units and the Second Closing Units, are collectively referred to as the "Preferred Units" and individually referred to as a
                        ----------------
"Preferred  Unit"),  provided,  however, that HLP shall not be obligated to sell
 ---------------
and CHP shall not be required to purchase in excess of 250,000 Preferred Units in the aggregate (pursuant to this Section 1.1), and provided further however that CHP shall not be obligated to purchase any Subsequent Closing Units until such time as HLP is or has been obligated to make an Additional Capital Contribution to the Joint Venture in connection with an Approved Acquisition in accordance with Section 4.3 of the Joint Venture Agreement. Upon satisfaction of the condition set forth in the ultimate proviso of the preceding sentence, at any Subsequent Closing, CHP shall only be obligated to purchase such number of Subsequent Closing Units (not to exceed 100,000 in the aggregate) which results in a Purchase Price equal to the total amount HLP is or has been required to contribute to the Joint Venture in connection with one or more Approved Acquisitions pursuant to Section 4.3 of the Joint Venture Agreement, less the Purchase Price for the number of Subsequent Closing Units acquired by CHP pursuant to such previous Subsequent Closings, if any. As used in this Section, the terms "Additional Capital Contribution" and "Approved Acquisition" shall have the meanings ascribed to such terms in the Joint Venture Agreement.

     All references to the number of Preferred Units which CHP is obligated to purchase hereunder and HLP is obligated to issue and sell hereunder, and all references to the Purchase Price (as defined herein) shall, in all instances, be subject to equitable adjustment from time to time for subdivisions and combinations of HT's Class A Shares (as defined herein) and for transactions of similar effect. For example, in the event of a subdivision of Class A Shares, the Purchase Price shall proportionately be decreased and the remaining number of Preferred Units that CHP is obligated to purchase shall proportionately be increased, and in the event of a combination of Class A Shares, the Purchase Price shall proportionately be increased and the remaining number of Preferred Units that CHP is obligated to purchase shall proportionately be decreased.

     1.2     Purchase  Price.  The  purchase  price  payable  by  CHP  to HLP in
             ---------------
consideration for the sale of the Preferred Units shall be an amount equal to $100.00 per Preferred Unit (the "Purchase Price") and the aggregate purchase
                                     --------------
price payable hereunder, in the event all 250,000 Preferred Units are purchased and sold hereunder, shall be $25.0 million, provided, however, that at the First Closing, the Purchase Price shall be credited, dollar-for-dollar, for the full amount of CHP's invoiced out-of-pocket legal, financial and other business advisory expenses incurred by CHP in connection with the due diligence, preparation and negotiation of this Agreement and the Transaction Documents (as defined herein) and any other out-of-pocket expenses incurred by CHP in connection with the transactions contemplated by this Agreement and the Transaction Documents, and letter of intent dated November 18, 2002 and predecessor letter of intent dated August 19, 2002 which shall include, without limitation, the fees and disbursements of Greenberg Traurig, LLP, PricewaterhouseCoopers, LLP and Lowndes, Drosdick, Doster, Kantor & Reed.

     1.3     Payment  at  First  Closing, Second Closing or Subsequent Closings.
             ------------------------------------------------------------------
Payment of the Purchase Price for the Preferred Units to be purchased at the First Closing, Second Closing or any Subsequent Closing, as the case may be, shall be made by or on behalf of CHP by wire transfer of immediately available funds to an account designated by HLP (the number for which account shall have been furnished to CHP at least five Business Days prior to the "First Closing
                                                                   -------------
Date",  the  "Second  Closing  Date"  or  any "Subsequent Closing Date" (in each
----          ---------------------            -----------------------
instance,  as  hereinafter  defined)).

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     2.1     Representations  and  Warranties of HT and HLP.  HT and HLP jointly
             ----------------------------------------------
and severally represent and warrant to CHP, as of the date hereof, the First Closing Date, the Second Closing Date and each Subsequent Closing Date, as follows:

          (a)     Organization,  Standing  and  Power.
                  -----------------------------------

               (i) HT is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland. HLP is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Each Subsidiary (as defined below) is a corporation, limited liability company or partnership duly incorporated, organized or formed (as the case may be), validly existing and, where applicable, in good standing under the laws of its state of incorporation, organization or formation. Each of HT, HLP and each Subsidiary has all requisite power and authority to own, lease and operate its assets, and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the ownership of its assets, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify would not have a Material Adverse Effect (as defined below). On or before the date hereof, HT shall deliver to CHP complete and correct copies, as in effect on the date hereof, of HT's Declaration of Trust (the "HT Declaration of Trust"), HT's
                                                 -----------------------
Articles  Supplementary  to  the  HT  Declaration  of  Trust  (the  "Articles
                                                                     --------
Supplementary"),  HLP's certificate of limited partnership (the "HLP Certificate
------------                                                    ---------------
of  Limited  Partnership"),  HLP's  Amended  and  Restated  Agreement of Limited
------------------------
Partnership  (the  "HLP  Partnership  Agreement"), HT's bylaws, and charters and
                    ---------------------------
bylaws and other organizational documents of each Subsidiary. Each Subsidiary and each respective jurisdiction of incorporation or organization are identified on Schedule 2.1(a)) of the disclosure schedule delivered by HT to CHP on the date that is at least five Business Days prior to the date hereof (the "Delivery
                                                                        --------
Date"),  and  made  a  part  hereof by reference (the "HT Disclosure Schedule").
----                                                   ----------------------
Schedule 2.1(a) of the HT Disclosure Schedule sets forth (a) each Subsidiary and its owners and their respective ownership interests in such Subsidiary; (b) a list of each jurisdiction in which HT, HLP or a Subsidiary is qualified or licensed to do business and each assumed name under which any of them conducts business in any jurisdiction and (c) any other corporation or other entity of which HT or HLP, directly or indirectly, owns or holds the right to acquire any capital stock or other ownership interest.

               (ii)     As  used  in  this  Agreement, "Material Adverse Effect"
                                                        -----------------------
means, when used in connection with HT, HLP or any Subsidiary, any change, event or effect, whether or not foreseeable or known as of the date hereof, that, individually or in the aggregate with any such other change, event or effect, is, or could reasonably be expected to have a materially adverse effect on the (A) business, (B) assets, (C) liabilities, (D) financial condition, or (E) results of operations (including, but not limited to, operating income and cash flow) of HT, HLP and all Subsidiaries taken as a whole.

               (iii)     As used in this Agreement, the word "Subsidiary" means,
                                                              ----------
with respect to HT, HLP or any subsidiary of HT or HLP, any corporation, partnership, trust, limited liability company or other legal entity, whether incorporated or unincorporated, of which: (A) HT, HLP or any other subsidiary of HT or HLP is a general partner; (B) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors, Board of Trustees or other similar governing body, directly or indirectly, are owned or controlled by HT or HLP or by any subsidiary of HT or HLP; or (C) at least 25% of the equity interests are beneficially owned, directly or indirectly, by HT or HLP and/or any subsidiary of HT or HLP (but excluding the limited partnership formed pursuant to the Joint Venture Agreement and its Subsidiaries).

          (b)     Capital  Structure.
                  ------------------

               (i) As of the date hereof, the authorized capital shares of HT consisted of (A) 100,000,000 common shares of beneficial interest, par value $.01 per share, of which 50,000,000 shares are designated Priority Class A Common Shares ("Class A Shares") and of which 50,000,000 shares are designated
                  --------------
Class  B  Common Shares ("Class B Shares", and together with Class A Shares, the
                          --------------
"HT  Common Stock"), and (B) 10,000,000 preferred shares of beneficial interest,
 ----------------
par  value  $.01  per  share the ("HT Preferred Stock"), of which 350,000 shares
                                   ------------------
have been designated as Series A Preferred Shares, par value $.01 per share (the "Series A Preferred Shares"). As of the date hereof, (1) no Series A Preferred
 --------------------------
Shares are issued and outstanding and no other shares of HT Preferred Stock are issued and outstanding; (2) 2,576,101 Class A Shares are issued and outstanding;
(3) no Class B Shares are issued and outstanding; (4) 650,000 Class B Shares are subject to issuance pursuant to HT's Option Plan (the "HT Option Plan"), of
                                                            --------------
which options to purchase 534,000 Class B shares have been issued pursuant to which no Class B Shares were issued; (5) 200,000 Class B Shares are subject to issuance pursuant to HT's Board of Trustees' Plan to provide incentives to attract and retain independent trustees (the "HT Trustees Plan"), pursuant to
                                                 ----------------
which no Class B Shares are issued; (6) 5,099,722 Class B Shares are subject to issuance, and are also reserved for issuance, upon the exchange of limited partner interests in HLP (the "HLP Ordinary Units"); (7) no Voting Debt (as
                                    ------------------
defined below) is issued and outstanding by HT, HLP or any Subsidiary and (8) 12,000,000 shares of HT Common Stock are reserved for issuance upon conversion of the Series A Preferred Shares and the Preferred Units. HT is the sole general partner of HLP and holds 36.1% of the partnership interests in HLP. As of the date hereof, (x) 5,099,722 HLP Ordinary Units, constituting an interest of 100%, are validly issued and outstanding, and not subject to preemptive rights, (y) no Preferred Units are issued and outstanding and (z) no other HT Common Stock or securities convertible into or granting its holder rights to acquire HT Common Stock (the "HT Common Stock Equivalents") are issued and
                                   ----------------------------
outstanding. Subject to the limitations contained in the HLP Partnership Agreement and the HT Declaration of Trust, each HLP Ordinary Unit is immediately exchangeable for cash or one Class A Share or one Class B Share, as the case may be, pursuant to the terms of the HLP Partnership Agreement. Schedule 2.1(b) of the HT Disclosure Schedule sets forth the name and number of HLP Ordinary Units and the percentage interest of each partner in HLP. The term "Voting Debt"
                                                                    -----------
means bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which holders of equity interests in HT, HLP or any Subsidiary, as applicable, may vote.

               (ii) All outstanding shares of HT Common Stock and the outstanding HLP Ordinary Units are validly issued, fully paid and non-assessable and are not subject to preemptive rights. Except as set forth on Schedule 2.1(b) of the HT Disclosure Schedule, all outstanding equity interests of HT, HLP and each Subsidiary that are owned by HT, HLP or any Subsidiary are free and clear of all liens, pledges, charges, claims, mortgages, deeds of trust, security interests, restrictions, rights of first refusal, defects in title, or other burdens, options or encumbrances of any kind ("Encumbrances"), other than
                                                      ------------
restrictions on transfer under Federal and state securities laws and statutory liens for taxes not yet due. Set forth on Schedule 2.1(b) of the HT Disclosure
Schedule is a true and complete list of the following: (A) each outstanding qualified or non-qualified option to purchase HT Common Stock or HLP Ordinary Units granted under the HT Option Plan, the HT Trustees Plan or otherwise, the name of each holder of each such option and the exercise price and the number of shares or HLP Ordinary Units subject to each such option; (B) each grant of HT Common Stock or HLP Ordinary Units to employees which is subject to any risk of forfeiture, the name of each holder of such restricted stock or HLP Ordinary Units and the number of shares or HLP Ordinary Units of such restricted stock or HLP Ordinary Units held by each holder; (C) any obligations of HT to issue HT Common Stock except pursuant to this Agreement, and any obligations of HLP to issue HLP Ordinary Units, in each case as a result of the transactions contemplated hereby and the total thereof; and (D) each loan made by HT or HLP with respect to the purchase of HT Common Stock or HLP Ordinary Units, as the case may be, and the recipient, amount and principal terms thereof. Except as set forth in this Section 2.1(b) or on Schedule 2.1(b) of the HT Disclosure Schedule, there are issued and outstanding or reserved for issuance: (x) no shares of stock, limited partnership interests, Voting Debt or other voting securities of HT, HLP or any Subsidiary; (y) no securities of HT, HLP or any
Subsidiary or securities or assets of any other entity convertible into or exchangeable for shares of stock, limited partnership interests, Voting Debt or other voting securities of HT, HLP or any Subsidiary; and (z) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which HT, HLP or any Subsidiary is a party or by which it is bound in any case obligating HT, HLP or any Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of stock, limited partnership interests or any Voting Debt or other voting securities of HT, HLP or any Subsidiary, or obligating HT, HLP or any Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on
Schedule 2.1(b) of the HT Disclosure Schedule, there are not as of the date hereof, except as contemplated herein or in any other documents to be executed by HT, HLP or any applicable Subsidiary and CHP in connection with the consummation of the transactions contemplated in this Agreement (collectively, "Transaction Documents"), and there will not be on any of the Closing Dates (as
 ----------------------
defined herein), any stockholder agreements, voting trusts or other agreements or understandings to which HT, HLP or any Subsidiary is a party or by which it is bound (i) granting to any person, preemptive rights on any shares of HT Preferred Stock, HT Common Stock or HLP Ordinary Units, or (ii) relating to the voting of any equity securities of HT, HLP or any Subsidiary that limits in any way the solicitation of proxies or consents from, or the casting of votes by, the shareholders, partners or equity owners of HT, HLP or any Subsidiary. Except as set forth on Schedule 2.1(b) of the HT Disclosure Schedule, there are no restrictions on HT's or HLP's ability to vote the equity interests of any Subsidiary. Except as set forth on Schedule 2.1(b) of the HT Disclosure Schedule, all dividends or distributions on securities of HT or HLP that have been declared or authorized prior to the date hereof have been paid in full. Except as set forth on Schedule 2.1(b) of the HT Disclosure Schedule or in the HT SEC Documents, there is no restriction on the ability of HLP or any Subsidiary to distribute cash to their respective parent companies.

          (c)     Authority;  No  Violations;  Consents  and  Approvals.
                  -----------------------------------------------------

               (i) Each of HT, HLP and each Subsidiary has all requisite power and authority to enter into this Agreement and the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which HT, HLP and each Subsidiary is a party, if any, and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the governing bodies of HT, HLP and such Subsidiary, as applicable. This Agreement and the Transaction Documents to which HT, HLP or any Subsidiary is a party have been duly executed and delivered by HT, HLP or such Subsidiary and, assuming this Agreement and the Transaction Documents to which CHP is a party constitute the valid and binding obligations of CHP, constitute valid and binding obligations of HT, HLP and such Subsidiary, are enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (ii) Except as set forth on Schedule 2.1(c) of the HT Disclosure Schedule, the execution and delivery of this Agreement and the Transaction Documents by HT, HLP and any Subsidiary, if applicable, do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, or result in the creation of any Encumbrance upon any of the properties or assets of HT, HLP or any Subsidiary or require the consent or approval of any third party, or otherwise result in a material detriment to HT, HLP or any Subsidiary, under any provision of (A) the HT Declaration of Trust, HT's bylaws, the HLP Partnership Agreement, the HLP Certificate of Limited Partnership or any provision of the comparable charter or organizational documents of any Subsidiary, (B) any loan or credit agreement, note, bond, mortgage or indenture (or guarantee of same) entered into by HT, HLP or any Subsidiary and secured by a lien on any hotel owned by HT, HLP or any such Subsidiary, (C) any other loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to HT, HLP or any Subsidiary or their respective properties or assets, or any guarantee by HT, HLP or any Subsidiary of any of the foregoing, (D) any joint venture or other ownership arrangement or (E) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 2.1(c)(iii) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HT, HLP or any Subsidiary or any of their respective properties or assets, other than, in the case of clauses (C), (D) and (E), any such conflicts, violations, defaults, rights, Encumbrances or detriments that, individually or in the aggregate, (1) have not had, and could not reasonably be expected to have, a Material Adverse Effect, or (2) would not, or could not reasonably be expected to, materially impair the ability of HT, HLP or any Subsidiary to perform its obligations hereunder or under any Transaction Document or prevent the consummation of any of the transactions contemplated hereby or thereby.

               (iii) Except as set forth on Schedule 2.1(c) of the HT Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, governmental,  regulatory  or  administrative  agency  or  commission  or  other governmental authority or instrumentality, domestic (federal, state or municipal) or foreign (a "Governmental Entity"), is required by or with respect
                           -------------------
to HT, HLP or any Subsidiary in connection with the execution and delivery of this Agreement or any of the Transaction Documents to which HT, HLP or any Subsidiary is a party, if any, by HT, HLP or such Subsidiary, or the consummation by HT, HLP or any Subsidiary of the transactions contemplated hereby or thereby, except for: (A) the filing with the Securities and Exchange Commission (the "SEC") of such reports under Section 13(a) or Section 16 of the
                  ---
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other
                                                  ------------
compliance with the Exchange Act or Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, as may be required
 ---------------
in connection with this Agreement or any of the Transaction Documents and the transactions contemplated hereby or thereby; (B) any filings required under state securities laws; (C) such filings and approvals as may be required by any applicable state takeover laws, or environmental laws; (D) the filing, if applicable, of a pre-merger notification and report by HT or HLP under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                             ---
Act"),  and  the  expiration  or  termination  of  the applicable waiting period
---
thereunder; and (E) approval of the listing application for the Class A Shares into which the Series A Preferred Shares and the Preferred Units are convertible and the Series A Preferred Shares into which the Preferred Units are exchangeable to be issued hereunder, by the American Stock Exchange.

          (d)     SEC  Documents.  HT  has  made  available  to  CHP  a true and
                  --------------
complete copy of each report, schedule, registration statement and definitive proxy statement filed by HT with the SEC since January 1, 1999 and prior to or on the date hereof (the "HT SEC Documents"), which are all the documents (other
                          ----------------
than preliminary material) that HT was required to file with the SEC between January 1, 1999 and the date hereof. As of their respective dates, the HT SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such HT SEC Documents, and none of the HT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. HT has no outstanding and unresolved comments from the SEC with respect to any of the HT SEC Documents. The consolidated financial statements of HT included in the HT SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis
                                            ----
during the periods involved and fairly presented in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of HT,

HLP and their consolidated Subsidiaries as of their respective dates and the consolidated statements of income and the consolidated cash flows of HT and their consolidated Subsidiaries for the periods presented therein. Except as disclosed in the HT SEC Documents, there are no agreements, arrangements or understandings between HT, HLP or any Subsidiary and any party who is at the date hereof or was at any time prior to the date hereof (but after January 1,
1999) an Affiliate (as hereinafter defined) of HT, HLP or any Subsidiary that are required to be disclosed in the HT SEC Documents. The books of account and other financial records of HT are true, complete and correct in all material respects and are accurately reflected in all material respects in the financial statements included in the HT SEC Documents. As used in this Agreement, "Affiliate", and all derivations thereof shall have the meaning set
 ---------
forth in Rule 12b-2 of the Exchange Act and shall include, without limitation, for the avoidance of doubt, (a) the trustees and senior executive officers of HT, HLP and any Subsidiary, his or her spouse, parent, sibling, mother-in-law, father in-law, brother-in-law, sister-in-law, aunt, uncle, or first cousin, (b) any Person directly or indirectly owning, controlling or holding the power to vote 5% or more of the outstanding voting securities of HT, HLP or any Subsidiary, and (c) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by HT, HLP or any Subsidiary.

     For purposes of this definition and this Agreement, the term "control" (and
                                                                   -------
correlative terms) means the possession, directly or indirectly, of the power, whether by contract, equity ownership or otherwise, to direct or cause the direction of the policies or management of a Person. As used in this Agreement, "Person" means an individual, corporation, partnership, limited liability
 ------
company,  association,  trust,  unincorporated  organization  or  other  entity.

          (e)     FCPA; Questionable Payments.  Neither HT, HLP, any Subsidiary,
                  ---------------------------
nor any of their respective current or former shareholders, partners, directors, trustees, officers, employees, agents or other persons acting on behalf of HT, HLP or any Subsidiary, has on behalf of HT, HLP or any Subsidiary or in connection with HT's, HLP's or any Subsidiary's respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees from corporate funds, (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (d) made any false or fictitious entries on the books and records of HT, HLP or any Subsidiary, (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (f) to the Knowledge of HT, HLP or any Subsidiary, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

          (f)     Absence  of Certain Changes or Events.  Except as disclosed on
                  -------------------------------------
Schedule 2.1(f) of the HT Disclosure Schedule or as disclosed in or reflected in the HT SEC Documents, and except as contemplated by this Agreement, HT, HLP and each Subsidiary has conducted their respective businesses since December 31, 2002, the date of the most recent audited financial statements included in the HT SEC Documents (the "Balance Sheet Date"), in the ordinary course, consistent
                        ------------------
with past practices. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as disclosed on Schedule 2.1(f) of the HT Disclosure Schedule or in the HT SEC Documents, there has not been:

               (i) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, other than those occurring as a result of general economic or financial conditions;

               (ii) any (i) authorization, declaration, payment or setting aside of any dividend or other distribution in respect of any of its equity interests, capital stock, partnership interests or other securities of HT, HLP or any Subsidiary thereof, (ii) split, combination, division, distribution, or reclassification any of HT, HLP or any Subsidiary's equity securities, or (iii) redemption, purchase, or other acquisition any of their respective equity securities.

               (iii) any (a) incurrence of indebtedness for borrowed money (except (A) to finance any transactions or other expenditures permitted by this Agreement and regular borrowings under credit facilities made in the ordinary course of HT's cash management practices, and (B) refinancings of existing debt or guarantees of any such indebtedness, or issuance or sale of any debt securities or warrants or rights to acquire any debt securities of HT, HLP or any Subsidiary or guarantees of any debt securities of others, (b) creation of any mortgages, liens, security interests or similar other Encumbrances on the property of HT, HLP or any Subsidiary in connection with any indebtedness thereof; (c) assumption, guarantee, endorsement, or other consent to assumption of liability or responsibility (whether directly, contingently, or otherwise) for the obligations of any other Person; or (d) making of loans, advances, or capital contributions to, or investments in, any Person other than a Subsidiary;

               (iv) any mortgage, pledge, or Encumbrance of any assets of HT, HLP or any Subsidiary having a fair market value, individually or in the aggregate, in excess of $250,000;

               (v) any acquisition, disposition or similar transaction by HT, HLP or any Subsidiary involving any material assets, properties or liabilities having a fair market value, individually or in the aggregate, in excess of $250,000, whether by merger, purchase or sale of stock, purchase or sale of assets or otherwise;

               (vi) any damage, destruction or other casualty loss (whether or not covered by insurance) resulting in any Material Adverse Effect;

               (vii) any (i) making or rescission of any material express or deemed election relating to Taxes (as defined herein) (except as required by law or necessary to preserve HT's status as a REIT or the status of any of HLP or any Subsidiary as a partnership or a disregarded entity for federal income Tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code or as a taxable REIT subsidiary under Section 856(l) of the Code), (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except any settlements or compromises relating to contests or protests relating to property Tax valuations undertaken by HT, HLP or any Subsidiary in the ordinary course of business, or (iii) change in any material respect any of its methods of reporting income or deductions for Federal income Tax purposes from those employed in the preparation of its federal income Tax returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that will not materially and adversely affect HT, HLP or any Subsidiary;

               (viii) any (i) grant of any increase in the compensation of, or payment of any bonus (other than regularly scheduled bonuses as set forth on Schedule 2.1(f) of the HT Disclosure Schedule) or noncompetition payments to, any of its directors, trustees, officers or employees; (ii) payment or agreement to pay to any director, trustee, officer or employee, whether past or present, any pension, retirement or other employee benefit; (iii) new, or amendment of any existing, employment or severance or termination agreement with any director, trustee, officer or employee, either individually or as part of a class of similarly situated Persons; (iv) establishment, adoption or any amendment of any existing, (A) "employee benefit plan," as such term is defined in section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA), (B) personnel policy, stock option plan, stock purchase plan, stock appreciation rights, phantom stock plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement or other employee benefit plan, agreement, arrangement, program, practice or understanding or (C) collective bargaining agreement; or
(v) any resignation, termination or removal of any executive officers or employees listed on Schedule 2.1(f) of the HT Disclosure Schedule, or loss of significant personnel of HT, HLP or any Subsidiary or material change in the terms and conditions of the employment of any such executive officer or employee;

               (ix) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of HT, HLP or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of HT, HLP or any Subsidiary; or

               (x) any other transaction or commitment made, or any contract or agreement entered into, by HT, HLP or any Subsidiary or any relinquishment by HT, HLP or any Subsidiary of any contract or other right, in either case, material to HT, HLP or any Subsidiary, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement or the Transaction Documents.

          (g)     No  Undisclosed  Liabilities.  Except as set forth on Schedule
                  ----------------------------
2.1(g) of the HT Disclosure Schedule or in the HT SEC Documents, there are no liabilities of HT, HLP or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined or otherwise, other than: (i) liabilities adequately provided for on the balance sheet of HT dated as of December 31, 2002 (including the notes thereto) contained in HT's Annual Report on Form 10-K for the fiscal year ended December 31, 2002; (ii) liabilities incurred in the ordinary course of business subsequent to December 31, 2002 which have not had and could not reasonably be expected to have a Material Adverse Effect; and (iii) liabilities incurred under this Agreement. Except for leases for personal or real property entered into in the ordinary course of business, and except for instruments, arrangements or agreements referred to in this Agreement or disclosed in the HT Disclosure Schedules, neither HT, HLP nor any Subsidiary has issued any instruments, entered into any agreements, commitments or arrangements or incurred any obligations that could reasonably be expected to have the effect of providing HT with "off balance sheet" financing, including, without limitation, any sale-leaseback arrangements, "synthetic leases", shared trust arrangements and "off balance sheet debt".

          (h)     No  Default.  Except as set forth on Schedule 2.1(h) of the HT
                  -----------
Disclosure Schedule, neither HT, HLP nor any Subsidiary is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the HT Declaration of Trust or HT's bylaws, the HLP Certificate of Limited Partnership or the HLP Partnership Agreement, or the comparable charter or organizational documents of any Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which HT, HLP or any Subsidiary is now a party or by which HT, HLP or any Subsidiary or any of their respective properties or assets is bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to HT, HLP or any Subsidiary, except in the case of (ii) and (iii) for defaults or violations which in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

               (i)     Compliance  with  Applicable  Laws.  HT,  HLP  and  each
                       ----------------------------------
Subsidiary holds all permits, licenses, authorizations, memberships, consents, certificates, registrations, qualifications, variances, exemptions, orders, franchises, approvals or other rights and privileges of all Governmental Entities necessary for the lawful conduct of each of their respective businesses (the "HT Permits"), except where the failure so to hold has not had, and could
       -----------
not reasonably be expected to have, a Material Adverse Effect. HT, HLP and each Subsidiary is in compliance in all material respects with the terms of the HT Permits. Except as disclosed in the HT Disclosure Schedule or in the HT SEC Documents, the businesses of HT, HLP and each Subsidiary are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity. No investigation or review by any Governmental Entity with respect to HT, HLP and each Subsidiary is pending or, to the Knowledge (as hereinafter defined) of HT, is threatened. As used in this Agreement, "Knowledge" means, with respect to a
                                             ---------
specified party hereto, the actual knowledge of such party (including, but not limited to, (i) with respect to HT, HLP and each Subsidiary, the actual knowledge of the officers, trustees and employees set forth on Schedule 2.1(i) of the HT Disclosure Schedule and the knowledge that they would have had after due inquiry and investigation and (ii) with respect to CHP, the actual knowledge of the officers and employees listed on CHP's "List of CHP's Officers and
                                                      --------------------------
Employees,"  attached  hereto  as  Exhibit J and the knowledge that such persons
---------
would  have  after  due  inquiry  and  investigation.

     (j)     HT  Litigation.  As  of the date hereof, except as disclosed in the
             --------------
HT SEC Documents or on Schedule 2.1(j) of the HT Disclosure Schedule, there is no suit, action or proceeding pending, or, to the Knowledge of HT, HLP or any Subsidiary, threatened against HT, HLP or any Subsidiary seeking damages in excess of $50,000 ("HT Litigation"), and neither HT, HLP nor any Subsidiary has
                     -------------
any Knowledge of any facts that are likely to give rise to any HT Litigation, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against HT, HLP or any Subsidiary (an "HT
                                                                              --
Order").  Schedule 2.1(j) of the HT Disclosure Schedule contains an accurate and
-----
complete list of all HT Litigation pending or, to the Knowledge of HT, HLP or any Subsidiary, threatened against HT, HLP or any

Subsidiary. Except as set forth on Schedule 2.1(j) of the HT Disclosure Schedule, there is no action, suit, proceeding or investigation that HT, HLP or any Subsidiary currently intends to initiate by filing a complaint with a Governmental Entity. Except as set forth on Schedule 2.1(j) of the HT Disclosure Schedule, there are no actions, charges, indictments or investigations of the trustees, officers, employees or agents of HT, HLP or any Subsidiary, whether pending or, to the Knowledge of HT, HLP or any Subsidiary, threatened, which involves allegations of criminal violation of any Federal, state or local statute, law or ordinance, in each case acting on behalf of HT, HLP or any Subsidiary.

     (k)     Taxes.  Except as set forth on Schedule 2.1(k) of the HT Disclosure
             -----
Schedule  or  in  the  HT  SEC  Documents:

               (i) Each of HT, HLP and each Subsidiary (A) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and all such returns and reports are accurate and complete in all material respects, and (B) has paid (or HT has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it. The most recent financial statements contained in the HT SEC Documents reflect an adequate reserve for all material Taxes payable by HT, HLP and each Subsidiary for all taxable periods and portions thereof through the date of such financial statements. HT, HLP and each Subsidiary has established (and until the First Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, all as required by GAAP. Since January 1999, HT has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither HT, HLP nor any Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No material deficiencies for any Taxes have been proposed, asserted or assessed against HT, HLP or any Subsidiary, including claims by any taxing authority in a jurisdiction where HT, HLP or any Subsidiary does not file Tax returns but in which any of them is or may be subject to taxation, and no requests for waivers of the time to assess any such Tax are pending. As used in this Agreement, "Taxes" or "Tax" includes all federal, state, local and foreign income,
 -----        ---
property, sales, use, franchise, employment, payroll, excise, environmental and other taxes, assessments, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

               (ii) HT (A) for all taxable years commencing with the year ended December 31, 1999 through the date hereof has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code (a "REIT") and has satisfied all requirements to qualify as a domestically
 ----
controlled (as defined in Section 897(h)(4)(B) of the Code) REIT for such years,
(B) was as of the date hereof and will be as of the First Closing Date, the Second Closing Date and each Subsequent Closing Date (taking into account the Preferred Units to be issued hereunder) domestically organized and operated in conformity with the requirements for qualification and taxation as a domestically controlled REIT and (C) no challenge to HT's status as a domestically controlled REIT is pending or, to HT's, HLP's or any Subsidiary's Knowledge, threatened. Each Subsidiary which is a partnership, joint venture or limited liability company has, since its formation been treated and continues to be treated for

Federal  income  Tax  purposes  as (i) a partnership and not as a corporation or
(ii)  a  disregarded  entity.

               (iii) All Taxes which HT, HLP, or any Subsidiary are required by law to withhold or collect, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and sales, gross receipts and use Taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities or are held in separate bank accounts for such purpose. There are no Encumbrances for Taxes upon the assets of HT, HLP or any Subsidiary except for statutory liens for Taxes not yet due.

               (iv) The Tax returns of HT, HLP, and each Subsidiary are not being and have not been examined or audited by any taxing authority for any past year or period.

               (v) Neither HT, HLP, nor any Subsidiary (A) has filed a consent under Section 341(f) of the Code concerning collapsible corporations, or
(B)  is  a  party  to  any  Tax  allocation  or  sharing  agreement.

               (vi) Neither HT, HLP, nor any Subsidiary has any liability for the Taxes of any Person other than for themselves (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

               (vii) Neither HT, HLP, nor any Subsidiary had made any payments, is obligated to make any payments, or is a party to an agreement that could obligate any of them to make any payments that will not be deductible under Section 280G of the Code.

               (viii) Neither HT, HLP, nor any Subsidiary has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements,"
                                                     -------------------------
except as disclosed in Schedule 2.1(k) of the HT Disclosure Schedule, true and correct copies of which have been made available to CHP. As used herein, a "Tax
                                                                             ---
Protection  Agreement"  is an agreement, oral or written, (A) that has as one of
---------------------
its purposes to permit a Person or entity to take the position that such Person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to any Subsidiary that is treated as a partnership for Federal income Tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of HT, HLP and each Subsidiary (including, without limitation, requiring HT, HLP and each Subsidiary to indemnify any Person for any Tax liabilities resulting from any such disposition), (ii) requires that HT, HLP or any Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of HT Properties (as hereinafter defined), or (iii) requires that HT, HLP or any Subsidiary offer to any Person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for Federal income Tax purposes for indebtedness or other liabilities of HT, HLP and each Subsidiary.

     (l)     Pension  and  Benefit  Plans;  ERISA.
             ------------------------------------

     Except as set forth on Schedule 2.1(l) of the HT Disclosure Schedule or in the HT SEC Documents:

               (i)     All  "employee  pension  benefit  plans,"  as  defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by HT, HLP or any Subsidiary or any trade or business
  -----
(whether or not incorporated) which is under common control, or which is treated as a single employer, with HT under Section 414(b), (c), (m) or (o) of the Code ("HT ERISA Affiliate") or to which HT, HLP or any Subsidiary or any HT ERISA
  --------------------
Affiliate contributed or is obligated to contribute thereunder within six years prior to the date hereof (the "HT Pension Plans") intended to qualify under
                                    ----------------
Section 401 of the Code so qualify both in form and operation, and have been determined by the IRS to be qualified under Section 401 of the Code and, to the Knowledge of HT nothing has occurred with respect to the operation of HT Pension Plans that could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or Tax under ERISA or the Code.

               (ii)     No  HT  Pension  Plan  is  subject to Title IV of ERISA.

               (iii)     There is no material violation of ERISA with respect to
(A) the filing of applicable reports, documents, and notices with the Secretary of Labor and the Secretary of the Treasury regarding all "employee benefit plans," as defined in Section 3(3) of ERISA, HT Pension Plans and all other material employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus (including, without limitation, any retention bonus plan), long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by HT, HLP or any Subsidiary or with respect to which HT, HLP or any Subsidiary has any liability (all such plans, other than HT Pension Plans, being hereinafter referred to as the "HT Employee Benefit Plans") or (B) the
                                     ----------------------------
furnishing of such documents to the participants or beneficiaries of HT Employee Benefit Plans or HT Pension Plans.

               (iv) Each HT Employee Benefit Plan and HT Pension Plan, related trust (or other funding or financing arrangement) and all amendments thereto are listed on Schedule 2.1(l) of the HT Disclosure Schedule, true and complete copies of which have been made available to CHP, as have the most recent summary plan descriptions, administrative service agreements, Form 5500s and, with respect to any HT Pension Plan intended to be qualified pursuant to
Section  401  of  the  Code,  a  current  determination  letter.

               (v) HT Employee Benefit Plans and HT Pension Plans have been administered and maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the qualification requirements of
Section 401(a) of the Code (including rules and regulations thereunder) and other applicable Federal and state law. There is no liability for breaches of fiduciary duty in connection with HT Employee Benefit Plans and HT Pension Plans, and neither HT nor any Subsidiary or any "party in interest" or "disqualified person" with respect to HT Employee Benefit Plans and HT Pension Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

               (vi) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of HT, HLP or any Subsidiary, threatened against, or with respect to, HT Employee Benefit Plans or HT Pension Plans or their assets that would have a Material Adverse Effect.

               (vii) Except as described on Schedule 2.1(l) of the HT Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including any retention bonuses or noncompetition payments) becoming due to any employee or group of employees of HT, HLP or any Subsidiary; (B) increase any benefits otherwise payable under any HT Employee Benefit Plan or HT Pension Plan; or (C) result in the acceleration of the time of payment or vesting of any such benefits. Except as described on Schedule 2.1(l) of the HT Disclosure Schedule, there are no severance agreements, noncompetition agreements or employment agreements between HT, HLP or any Subsidiary and any employee of HT, HLP or any Subsidiary. True and complete copies of all severance agreements and employment agreements described on Schedule 2.1(l) of the HT Disclosure Schedule have been provided to CHP.

               (viii) Neither HT, HLP nor any Subsidiary has any consulting agreement or arrangement with any Person involving compensation in excess of $200,000 except as are terminable upon one month's notice or less.

               (ix)     Neither  HT,  HLP  nor  any  Subsidiary nor any HT ERISA
Affiliate contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

               (x) No stock or other security issued by HT, HLP or any Subsidiary forms or has formed a material part of the assets of any HT Employee Benefit Plan or HT Pension Plan.

               (xi) HT, HLP, each Subsidiary and each ERISA Affiliate has complied with the requirements of Section 4980B of the Code and Parts 6 and 7 of Subtitle B of Title I of ERISA regarding health care coverage under HT Employee Benefit Plans.

               (xii) No amount has been paid by HT, HLP, any Subsidiary or any of its ERISA Affiliates, and no amount is expected to be paid by HT, HLP or any of its ERISA Affiliates, which would be subject to the provisions of 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

               (xiii) As to any HT Pension Plan intended to be qualified pursuant to Section 401(a) of the Code there has been no termination or partial termination of the plan within the meaning of Section 411(d)(3) of the Code.

               (xiv) No act, omission or transaction has occurred which would result in the imposition on HT, HLP or any Subsidiary of breach of fiduciary duty liability damages pursuant to Section 409 of ERISA, a civil penalty pursuant to Section 502 of ERISA or a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code.

               (xv) To the Knowledge of HT, HLP, and each Subsidiary there is no matter pending with respect to any HT Pension Plan or HT Employee Benefit Plan before the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

               (xvi) Each HT Employee Benefit Plan may be unilaterally amended or terminated in its entirety by HT, HLP, or each Subsidiary, as the case may be, without liability except as to benefits accrued thereunder prior to amendment or termination.

               (xvii) No Employee Benefit Plan provides retiree medical or retiree life insurance benefits to any Person and neither HT, HLP nor any Subsidiary is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as referenced by the provisions of Section 601 through 608 of ERISA and Section 4980B of the Code.

               (xviii)     In  connection  with  the  consummation  of  the
transaction contemplated by this Agreement, no payments have or will be made which, in the aggregate, would result in the imposition of the sanctions imposed under Sections 280G and 4999 of the Code.

          (m)     Labor and Employment Matters. Except as set forth on Schedule
                  -----------------------------
2.1(m)  of  the  HT  Disclosure  Schedule  or  in  the  HT  SEC  Documents:

               (i) Neither HT, HLP nor any Subsidiary is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of HT, HLP or any Subsidiary, nor does HT, HLP or any Subsidiary have any Knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

               (ii) There is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure pending, or, to the Knowledge of HT, HLP or any Subsidiary, threatened against HT, HLP or any Subsidiary.

               (iii) There is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship pending, or, to the Knowledge of HT, HLP or any Subsidiary, threatened against HT, HLP or any Subsidiary.

               (iv) There is no strike, slowdown, work stoppage or lockout pending, or, to the Knowledge of HT, HLP or any Subsidiary, threatened, against or involving HT, HLP or any Subsidiary.

               (v) Each of HT, HLP and each Subsidiary has complied with all legal obligations with respect to the employment authorization of its workforce, including without limitation, the timely and accurate completion of the Form I-9, Employment Eligibility Verification Form, for each of its United States employees as well as the maintenance of appropriate public access file documents for each employee classified as an H-1B specialty occupation worker. Neither HT, HLP or any Subsidiary has any Knowledge that any of its employees may not lawfully be employed by it.

               (vi) HT, HLP and each Subsidiary is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health.

               (vii) There is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of HT, HLP or any Subsidiary, threatened, with respect to which any current or former trustee, officer, employee or agent of HT, HLP or any Subsidiary is or may be entitled to claim indemnification from HT, HLP or any Subsidiary pursuant to the HT Declaration of Trust, HT's bylaws, HLP Partnership Agreement, or any provision of a comparable charter or organizational document of any Subsidiary, or any indemnification agreement to which HT, HLP or any Subsidiary is a party or under applicable law.

          (n)   Intangible Property. HT, HLP and each Subsidiary owns or holds a
                --------------------
license to all rights necessary to use all trademarks, service marks, trade names, patents, copyrights, computer programs, source code, object code, databases, industrial designs, processes, formulae, know-how, and trade secrets necessary for the operation of the businesses of each of HT, HLP or any Subsidiary (collectively, the "HT Intangible Property"), except where the
                                  ------------------------
failure to possess or have adequate rights to use such properties has not had, and could not reasonably be expected to have, a Material Adverse Effect. All of the HT Intangible Property is owned or licensed by HT, HLP or any Subsidiary free and clear of any and all Encumbrances, except those that have not had, and could not reasonably be expected to have, a Material Adverse Effect, and neither HT, HLP nor any Subsidiary has forfeited or otherwise relinquished any HT Intangible Property which forfeiture has resulted, or could reasonably be expected to result, in a Material Adverse Effect. To the Knowledge of HT, HLP or any Subsidiary, the use of HT Intangible Property by HT, HLP or any Subsidiary does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, copyright, trademark, service mark, trade name, patent or any pending application for any of the foregoing, any computer program, source code, object code, database, industrial design, process, formula, know-how, or trade secret of any other Person, and there have been no claims made, and neither HT, HLP nor any Subsidiary has received any notice of any claim, and none of the HT Intangible Property is invalid or unenforceable or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of HT Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that has not had and could not reasonably be expected to have a Material Adverse Effect.

     (o)     Environmental  Matters.  For  purposes  of  this  Agreement:
             ----------------------

          "Environmental  Laws"  means  all  federal,  state  and  local  laws
           -------------------
     (including the common law), rules, regulations, ordinances, orders (whether by consent or otherwise), decrees, or other legal requirements, in effect at the time of the First Closing, relating to or concerning human health, worker safety, or the environment (including, without limitation, ambient indoor and outdoor air, surface water, wetlands, groundwater, surface and subsurface soil, natural resources, and wildlife). For example, "Environmental Laws" include all
                                                 ------------------
     laws, regulations, ordinances, orders, decrees or legal requirements relating to the Release (as defined herein) or threatened Release of Hazardous Materials (as defined herein), to the manufacture, procession, distribution, use, treatment, storage, disposal, transport or handling of solid waste, hazardous waste, pollutants, or Hazardous Materials, to the use, maintenance and closure of underground or aboveground storage tanks, to the use, maintenance and closure of septic or sewage treatment systems, to the presence of any potentially harmful indoor air contaminants such as radon, toxic mold, human pathogens, and other disease causing agents, and any similar laws, rules, regulations, ordinances, orders and decrees wherever the applicable party hereto owns or operates assets or conducts business;

          "Hazardous  Materials"  means (i) any petroleum or petroleum products,
           --------------------
     radioactive materials (including radon and other naturally occurring radioactive substances), asbestos, urea formaldehyde foam insulation, lead paint, polychlorinated biphenyls, and transformers, light ballasts, and/or any other equipment that might contain polychlorinated biphenyls, (ii) any chemicals, materials or substances which may be defined as or included in the definition of "solid waste," "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "pollutants," "toxic substances" or "toxic pollutants" under any Environmental Law and (iii) any other chemical, material, substance or waste, human or environmental exposure to which is now prohibited, limited or regulated under any Environmental Law in any jurisdiction in which HT, HLP or each Subsidiary operates;

          "Release"  means  any  spill,  effluent,  emission,  leaking, pumping,
           -------
     pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching, exposure, or migration into the environment, or into or out of any property owned, operated or leased by HT, HLP and each Subsidiary; and

          "Remedial Action" means any action to (i) clean up, remove, remediate,
           ---------------
     encapsulate or treat Hazardous Material, toxic mold, human pathogens, and other disease causing agents, (ii) prevent the Release or threatened Release of any Hazardous Material; (iii) assess Environmental Law compliance, remove or replace underground or aboveground storage tanks, undertake assessments or pre-remedial studies and investigations and/or post-remedial monitoring, or (iv) bring the applicable party into compliance with an Environmental Law.


     Except as disclosed on Schedule 2.1(o) of the HT Disclosure Schedule or the HT SEC Documents:

               (i) HT, HLP and each Subsidiary now comply, and shall until the First Closing Date, the Second Closing Date and all Subsequent Closing Dates, continue to comply, with all Environmental Laws;

               (ii) HT, HLP and each Subsidiary has and, until the First Closing Date, the Second Closing Date and all Subsequent Closing Dates, shall maintain, all permits, licenses and registrations required by the Environmental Laws, and has made and, as of each Closing Date, will have provided or made all applicable training, filings, postings, reports or notices required thereby;

               (iii) HT, HLP and each Subsidiary have not received any communication, whether written or otherwise, from any person (A) regarding HT's, HLP's, or any Subsidiary's alleged noncompliance with or liability under any Environmental Law, (B) recommending or directing HT, HLP, or each Subsidiary to undertake Remedial Action (as defined herein), (C) regarding any Release or threatened Release of a Hazardous Material, or (D) regarding the presence of toxic mold, human pathogens, or other disease causing agents on the HT Property (as defined herein);

               (iv) HT, HLP and each Subsidiary (A) do not have any outstanding contracts with any other Person respecting compliance with the Environmental Laws, Remedial Action, a Release or threatened Release of a Hazardous Material or for the assessment or removal and remediation of toxic mold, human pathogens, and other disease causing agents, and (B) have not assumed responsibility for the environmental liabilities of any another Person;

               (v) To their Knowledge, HT, HLP and each Subsidiary do not have any contingent liability in connection with alleged violations of worker safety laws, the Release of Hazardous Material (whether on-site or off-site) or employee or third party exposure to Hazardous Materials, toxic mold, human pathogens, or other disease causing agents;

               (vi) HT's, HLP's and each Subsidiary's operations involving the generation, transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date hereof) or any applicable state equivalent, comply with all applicable Environmental Laws in all material respects;

               (vii) To the Knowledge of HT, HLP, and each Subsidiary, the HT Property (as defined herein), as well as all property formerly owned or operated by HT, HLP or each Subsidiary, do not contain underground storage tanks, surface impoundments, or aboveground storage tanks, or Hazardous Materials;

               (viii) To the Knowledge of HT, HLP, and each Subsidiary, no HT Property (A) is included or proposed for inclusion on the National Priorities List of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), by the United States Environmental Protection
                         ------
Agency  (the  "EPA"),  (B)  appears on the Comprehensive Environmental Response,
               ---
Compensation,  and  Liability Information System database maintained by the EPA,
(C) has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site, or (D) is proposed for inclusion on any similar list of potentially contaminated sites pursuant to any other Environmental Law;

               (ix) To the Knowledge of HT, HLP and each Subsidiary, the HT Properties do not contain toxic mold that might pose a risk to human health; and

               (x) HT, HLP, and each Subsidiary has provided CHP with true and complete copies of final reports, letters, claims, demands, assessments, and documents in their possession or control that refer or relate to the Environmental Laws, Remedial Action, or any other matter material to the environmental condition of any HT Property.

         (p)     Properties.
                 ----------

               (i)     Good  and  Marketable  Title.  Each  of  HT, HLP and each
                       ----------------------------
Subsidiary owns good and marketable: (A) fee simple title to each of the real properties identified on Schedule 2.1(p) of the HT Disclosure Schedule as a (collectively, the "HT Fee Properties" and each an "HT Fee Property"); and (B)
                      -----------------               ---------------
ground leasehold interest to each of the real properties identified on Schedule 2.1(p) of the HT Disclosure Schedule as a "Leasehold Property" (collectively,
                                              ------------------
the  "HT  Leasehold Properties" and each a "HT Leasehold Property").  The HT Fee
      ------------------------              ---------------------
Properties and the HT Leasehold Properties are hereinafter referred to collectively as the "HT Properties", and each individually as an "HT Property".
                      -------------                                -----------
The HT Properties are all of the real estate properties owned in fee simple or ground leased by HT, HLP and each Subsidiary, in each case (except as provided below) free and clear of all Encumbrances.

               (ii)     Ground Leases.  True, correct and complete copies of all
                        -------------
ground  leases  for  all  HT  Leasehold  Properties  (collectively,  the "Ground
                                                                          ------
Leases",  and each a "Ground Lease") (including all modifications or amendments)
------                ------------
have been delivered to CHP. Except as set forth on Schedule 2.1(p) of the HT Disclosure Schedule or in the HT SEC Documents, as of the date hereof, (i) HT, HLP or such Subsidiary holding the lessee's interest under any Ground Lease (collectively, the "Ground Lessees", and each a "Ground Lessee") have not
                      ---------------                   -------------
pledged, encumbered or otherwise hypothecated (except for secured financings identified on Schedule 2.1(p) of the HT Disclosure Schedule) any of its interest therein, and, each Ground Lessee is the sole owner of the lessee's interest in and to its respective Ground Leases (ii) the Ground Leases have not been assigned or sublet (except pursuant to the Leases) by Ground Lessees in any respect, (iii) to the Knowledge of HT, HLP or any Subsidiary, Ground Lessees have performed all obligations in all material respects on the part of the lessee to be performed under the Ground Leases, (iv) there are no agreements made by Ground Lessees with any ground lessors under the Ground Leases for the performance of any work or other obligations which have not been performed, except as set forth in the Ground Leases, (v) no notice of default has been given or received by Ground Lessees under any Ground Leases, and to the Knowledge of HT, HLP or any Subsidiary, neither the lessor nor any Ground Lessee is in default in any material respect under any Ground Lease, and no claim, judicial suit or proceeding or other adversarial action has been instituted or threatened by any Ground Lessee against any ground lessor, or by any ground lessor against any Ground Lessee; and (vi) Ground Lessees, as ground lessee, under the Ground Leases have not paid rent for more than six months in advance with respect to any of the Ground Leases.

               (iii)     Encumbrances  and  Property  Restrictions.  The  HT
                         -----------------------------------------
Properties are not subject to any rights of way, written agreements, easements, conditions, covenants, restrictions, laws, ordinances and regulations affecting building, land or air right use, occupancy, or development (collectively, "Property Restrictions"), except for: (A) Property Restrictions imposed or
 ----------------------
promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, provided that they do not materially and/or adversely affect the current or intended use or operation of, or impede access to, any HT Property, (B) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case, true, complete and correct copies of which title reports or surveys have been made available to CHP), and (C) mechanics', carriers', workers', repairmen's or materialmen's liens or other Encumbrances, Property Restrictions or other limitations of any kind, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use or operation of, or access to, any of HT Property subject thereto or affected thereby, and does not have a Material Adverse Effect. Neither HT, HLP nor any Subsidiary has received notice of any default or breach by HT, HLP or any Subsidiary under any of the Encumbrances or Property Restrictions affecting the HT Properties.

               (iv)     Title Insurance.  Except as set forth on Schedule 2.1(p)
                        ---------------
of the HT Disclosure Schedule, at the time of acquisition of each HT Property, valid policies of title insurance were obtained, insuring HT, HLP or the applicable Subsidiary's fee simple title or ground leasehold interest, as the case may be, in and to each HT Property in amounts at least equal to the value of such HT Property at the time of acquisition and the issuance of such title policy, subject only to the matters disclosed above and on Schedule 2.1(p) of the HT Disclosure Schedule, and such policies are in full force and effect and no material claim has been made, filed or otherwise threatened (orally or in writing) against any such title policy. Except as set forth on Schedule 2.1(p) to the HT Disclosure Schedule, to the Knowledge of HT, HLP or any Subsidiary, an on-the-ground survey of each HT Property made prior to the First Closing Date and prepared in accordance with ALTA/ACSM standards would not disclose any Encumbrance, Property Restriction or other matter affecting title which is not currently shown on an existing survey of such HT Property and which does or could materially and/or adversely affect the value or operation of such HT Property or the ability to obtain mortgage financing on such HT Property.

               (v)     Compliance,  Flood  Zone  and  Access.  Each HT Property:
                       -------------------------------------
(A) complies with the Property Restrictions, except where the failure to so comply does not have a Material Adverse Effect, (B) and each improvement on each HT Property lies outside of any flood plain or, if any such improvement lies within a flood plain, adequate flood insurance therefor is in full force and effect, and (C) each HT Property has access to and from a dedicated public right-of-way either directly or through an insured easement, true, complete and correct copies of which have been made available to CHP.

               (vi)     Development  and  Construction.  All  HT  Properties
                        ------------------------------
currently under development or construction by HT, HLP or any Subsidiary and all HT Properties currently proposed for acquisition, development or commencement of construction prior to the First Closing Date by HT, HLP or any Subsidiary are listed as such on Schedule 2.1(p) to the HT Disclosure Schedule. All material executory agreements (which shall include, without limitation, all executory agreements involving aggregate payments for goods or services in excess of $250,000) entered into by HT, HLP or any Subsidiary relating to the development or construction of hotels or other real estate properties are listed on Schedule 2.1(t) of the HT Disclosure Schedule. True, complete and correct copies of such agreements have previously been delivered or made available to CHP.

               (vii)     Space  Leases.  Schedule  2.1(p)  of  the HT Disclosure
                         -------------
Schedule sets forth a true, correct and complete list of all space leases where HT, HLP or any Subsidiary is the landlord (including all modifications or amendments thereto) in effect as of the date hereof ("Space Leases" or individually a "Space Lease"), together with the
               ------------                     -----------
most recent rent roll for each HT Property, showing, inter alia, a full, complete and accurate list of tenants, current rents, security deposits, prepaid rents and rent delinquencies, unperformed or outstanding tenant improvement costs and unpaid leasing commissions. To the Knowledge of HT, HLP and each Subsidiary, true, correct and complete copies of all Space Leases (including all modifications or amendments) have been delivered to CHP. Except as set forth on
Schedule 2.1(p) of the HT Disclosure Schedule, (i) HT, HLP or a Subsidiary is the sole owner of the lessor's interest in all Space Leases and HT, HLP or such Subsidiary, as the case may be, has not pledged, assigned or hypothecated (except for secured financings identified on Schedule 2.1(p) of the HT Disclosure Schedule) any of its interest in any of the Space Leases, (ii) no Space Lease has been modified, or to the Knowledge of HT, HLP and each Subsidiary, assigned or sublet by the tenant thereunder, in any respect except as shown on Schedule 2.1(p) of the HT Disclosure Schedule, (iii) to the Knowledge of HT, HLP and each Subsidiary, HT, HLP or such Subsidiary, as the case may be, has fully performed all obligations on the part of the landlord (including tenant work or payments on account thereof) to be performed under each Space Lease, and there are no agreements with any tenant for the performance of any work or otherwise with respect to any matter except as set forth in the Space Leases, all of which has been fully performed and paid for by HT, HLP or such Subsidiary; (iv) no tenant has any right of first offer or refusal with respect to, or other option to purchase, any HT Property or any interest therein, or, except as set forth in the Space Leases, to lease additional space in any HT Property, to extend the term of such tenant's Space Lease, to put back to the landlord any space currently subject to such tenant's Space Lease, or to terminate such tenant's Space Lease; (v) no notice of default has been given or received by HT, HLP or any Subsidiary with respect to any Space Lease, and, to the Knowledge of HT, HLP or any Subsidiary, no tenant otherwise is in monetary or material default under its Space Lease, or with the giving of notice, the lapse of time or the happening of any further event or condition, would become in default under such Space Lease; (vi) no tenant has asserted any claim against the landlord under its Space Lease or instituted, or to the Knowledge of HT, HLP or any Subsidiary threatened, any judicial suit or proceeding or other adversarial action, (vii) to the Knowledge of HT, HLP or any Subsidiary, no tenant is the subject of voluntary or involuntary bankruptcy or other insolvency proceedings, (viii) to the Knowledge of HT, HLP or any Subsidiary, there are no pending disputes with any tenant under any Space Leases, and (ix) no tenant has paid rent for more than one month in advance.

               (viii)     Personal  Property.  Other  than  as  set  forth  on
                          ------------------
Schedule 2.1(p) of the HT Disclosure Schedule, all personal property owned by HT, HLP and each Subsidiary is owned free and clear of all liens, encumbrances, claims, chattel mortgages, conditional bills of sale, security interests and demands, other than statutory liens for taxes not yet due.

     (q)     Insurance.  Schedule  2.1(q)  of  the  HT  Disclosure Schedule sets
             ---------
forth an insurance schedule of each of HT's, HLP's and each Subsidiary's directors' and officers' liability insurance, property and casualty insurance, errors and omissions insurance, title insurance, umbrella policies and any other form of insurance maintained by HT, HLP, and each Subsidiary. HT, HLP and each Subsidiary maintains insurance with financially responsible insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of HT, HLP and each Subsidiary. Except as set forth on Schedule 2.1(q) of the HT Disclosure Schedule, neither HT, HLP nor any

Subsidiary has received any notice of cancellation or termination with respect to any existing material insurance policy of HT, HLP or any Subsidiary.

          (r)     Brokers. Except as set forth on  Schedule  2.1(r)  of  the  HT
                  -------
Disclosure Schedule, no agent, broker, investment banker or other person is or will be entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Transaction Documents based upon arrangements made by or on behalf of HT, HLP or any Subsidiary.

          (s)     Investment Company Act of 1940.  Neither HT, HLP nor any
                  ------------------------------
Subsidiary is, or at the time of each Closing, will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

          (t)     Contracts.
                  ---------

               (i)     Except  as  disclosed  in  the  HT  SEC  Documents  or on
Schedule 2.1(t) to the HT Disclosure Schedule, there is no contract or agreement that purports to limit in any material respect the freedom of HT, HLP or any Subsidiary to engage in any line of business or to compete with any Person or purports to limit the names or the geographic location in which HT, HLP or any Subsidiary may conduct its business.

               (ii) Except as set forth on Schedule 2.1(t) of the HT Disclosure Schedule or the HT SEC Documents, neither HT, HLP nor any Subsidiary is party to any agreement which would restrict any of them from prepaying any of their indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of indebtedness with respect to any HT Properties.

               (iii) Except as disclosed on Schedule 2.1(t) of the HT Disclosure Schedule or the HT SEC Documents, neither HT, HLP nor any Subsidiary is a party to any agreement relating to the management of any of the HT Properties which is not terminable by HT, HLP or such Subsidiary, as the case may be, without penalty on less than 30 days notice.

               (iv) Schedule 2.1(t) of the HT Disclosure Schedule lists all agreements entered into by HT, HLP or any Subsidiary providing for the development or construction of hotels or other real estate properties or for the sale of, or option to sell, any HT Properties or the purchase of, or option to purchase, any real estate.

               (v)     Except  as  set  forth  on  Schedule  2.1(t)  of  the  HT
Disclosure Schedule, neither HT, HLP nor any Subsidiary has any continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned (other than non-material indemnification obligations relating to brokerage commissions, ordinary and customary title warranties, post-closing adjustments and customary contractual indemnification for pre-closing events upon sales of properties by HT, HLP or any Subsidiary), (B) to pay any additional purchase price for any of HT Properties, or (C) to make any prorations or adjustments to prorations (other than real estate Taxes) that may previously have been made with respect to any property currently or formerly owned by HT, HLP or any Subsidiary.

               (vi) Schedule 2.1(t) of the HT Disclosure Schedule sets forth each franchise license agreement relating to the HT Properties ("HT Franchise
                                                                    ------------
Agreements").
----------

               (vii) Except as set forth on Schedule 2.1(t) of the HT Disclosure Schedule or in the HT SEC Documents, there are no material outstanding contractual obligations of HT, HLP or any Subsidiary to provide any funds to, or make any investment (in the form of an advance, loan, extension of credit, capital contribution or otherwise) in any Person or which provide for the direct or indirect guarantee by HT, HLP or any Subsidiary (including by means of a take-or-pay or keepwell agreement) of the indebtedness, liabilities, obligations or financial condition of HT, HLP or any Subsidiary or any other Person.

               (viii) Except as set forth on Schedule 2.1(t) of the HT Disclosure Schedule or in the HT SEC Documents, there are no indemnification agreements or guarantee agreements entered into by and between HT, HLP or any Subsidiary and any trustee, director, officer or limited partner.

               (ix) Except as set forth on Schedule 2.1(t) of the HT Disclosure Schedule, there are no contracts, agreements, commitments or arrangements that grant registration rights other than the Registration Rights Agreement and the HLP Partnership Agreement.

               (x)     Except  as  set  forth  on  Schedule  2.1(t)  of  the  HT
Disclosure Schedule, there are no contracts, agreements, commitments or arrangements that grant any preemptive rights to any holder of equity securities of HT, HLP or any Subsidiary or any other shareholder's agreements regarding HT, HLP or any Subsidiary's equity securities.

               (xi) Except as set forth on Schedule 2.1(t) of the HT Disclosure Schedule or in the HT SEC Documents, there are no contracts, agreements, commitments or arrangements between HT, HLP or any Subsidiary or Hersha Hospitality Management, L.P., a Pennsylvania limited partnership, on the one hand and any Affiliate, on the other hand. All such transactions required to be disclosed on Schedule 2.1(t) of the HT Disclosure Schedule have been duly authorized, approved and ratified by HT in accordance with all applicable provisions of Maryland law, including but not limited to Section 2-419 of the Corporations and Associations Article of the Maryland Code.

               (xii) Except as set forth on Schedule 2.1(t) of the HT Disclosure Schedule, there are no material contracts or other agreements relating to the acquisition by HT, HLP or any Subsidiary of any operating business or the capital stock or assets of any Person.

               (xiii) Except as set forth on Schedule 2.1(t) of the HT Disclosure Schedule or in the HT SEC Documents, there are no material agreements, contracts or commitments relating to the employment of any person by HT, HLP or any Subsidiary, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan.

               (xiv) Except as set forth on Schedule 2.1(t) of the HT Disclosure Schedule or in the HT SEC Documents, there are no material agreements, indentures or other instruments which contain restrictions with respect to payment of dividends or any other distribution of the equity securities of HT, HLP or any Subsidiary.

               (xv) Except as set forth on Schedule 2.1(t) of the HT Disclosure Schedule or in the HT SEC Documents, there are no material agreements, contracts or commitments relating to capital expenditures not yet made by HT, HLP or any Subsidiary.

               (xvi) Except as set forth on Schedule 2.1(t) of the HT Disclosure Schedule or in the HT SEC Documents, there are no contracts, agreements, commitments or arrangements that (A) create a material partnership, joint venture or similar arrangement, (B) require payments to be made in excess of $250,000 per year for goods and services by HT, HLP or any Subsidiary, (C) grant any Encumbrance upon any asset of HT, HLP or any Subsidiary or (D) were not made in the ordinary course of business and are material to HT, HLP or any Subsidiary, in each of the cases set forth in clauses (A), (B), (C) and (D) which are not subject to termination within 30 days after the date of the execution and delivery thereof without penalty or payment by HT, HLP or any Subsidiary (all such contracts, arrangements or agreements listed on Schedule 2.1(t) of the HT Disclosure Schedule pursuant to clauses (i) through (xvi), the "Material Contracts").
 -------------------

          (u)     Information Systems.  Schedule 2.1(u) of the HT Disclosure
                  -------------------
Schedule identifies information systems of HT, HLP and each Subsidiary that are material to the operations of HT, HLP or any Subsidiary (the "Information
                                                                     -----------
Systems")  and  identifies  any Information Systems that to the Knowledge of HT,
-------
HLP  or  any  Subsidiary  do  not  accurately  process  data.

          (v)     Projections.  All  financial  projections  concerning HT,
                  -----------
HLP and each Subsidiary and the transactions contemplated by this Agreement and the Transaction Documents (the "Projections") that have been prepared by or on
                                  -----------
behalf of HT, HLP or any Subsidiary (other than the limited partnership formed pursuant to the Joint Venture Agreement and its Subsidiaries) and that have been or will be made available to CHP or any of its authorized representatives in connection with the transactions contemplated hereby and thereby have been, and at the time made available will be, reasonably prepared on a basis reflecting
(i) best estimates, (ii) assumptions and (iii) judgments as to the future financial performance of HT, HLP or any Subsidiary.

          (w)     Offering of the Securities.  None of HT, HLP or any
                  --------------------------
Subsidiary, nor any Person authorized or employed by any of them as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Units or any security of any of them similar to the Preferred Units has offered the Preferred Units or any such similar security for sale to, or solicited any offer to buy the Preferred Units or any such similar security from, or otherwise approached or negotiated with respect thereto with, any Person or Persons except in compliance with the Securities Act. None of HT, HLP or any Subsidiary, nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any security of HT, HLP or any Subsidiary under circumstances that might require the integration of such security with the Preferred Units under the Securities Act or the rules and regulations thereunder), in either case so as to subject the offering, issuance or sale of Preferred Units to the registration provisions of the Securities Act.

          (x)     Hart-Scott-Rodino  Act.   HLP  represents that its assets
                  ----------------------
consist of hotels or motels and improvements and assets incidental to their ownership and operation, that it does not own any gambling casino or ski facility, that it does not own 50% or more of the stock, partnership interest, or other interest in any property management company, and that it does not hold assets valued in excess of $50 million that are not hotels, motels, or improvements and assets incidental to their ownership and operation.

     2.2     Representations and Warranties of CHP.  CHP represents and warrants
             -------------------------------------
to HT and HLP as of the date hereof, the First Closing Date, the Second Closing Date and each Subsequent Closing Date as follows:

          (a)     Organization,  Standing  and  Power.  CHP  is  a  limited
                  -----------------------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b)     Authority;  No  Violations,  Consents  and  Approvals.
                  -----------------------------------------------------

               (i) CHP has all requisite power and authority to enter into this Agreement and the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which CHP is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of its general partner. This Agreement and the Transaction Documents to which CHP is a party have been duly executed and delivered by CHP, and assuming this Agreement and the Transaction Documents to which any of HT, HLP or any Subsidiary is a party constitute the valid and binding obligation of HT, HLP or any Subsidiary, as the case may be, constitute a valid and binding obligation of CHP enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law/or in equity ).

               (ii) The execution and delivery of this Agreement and the Transaction Documents to which CHP is a party do not, and the consummation of the transactions contemplated hereby and thereby, and compliance with the provisions hereof and thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under any provision of (A) CHP's Certificate of Limited Partnership or that certain Agreement of Limited Partnership by and between CHP and its partners, dated June 15, 1998, or (B) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 2.2(b)(iii) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CHP or any of its respective properties or assets, other than, in the case of clause (B), any such conflicts, violations or defaults, that, individually or in the aggregate, would not, or could not reasonably be expected to, impair the ability of CHP to perform its obligations hereunder or thereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to CHP in connection with the execution and delivery by CHP of this Agreement and any

Transaction Document to which it is a party or the consummation by CHP of the transactions contemplated hereby or thereby, except for: (A) the filing with the SEC of such reports under Section 13(a) or Section 16 of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (B) any filings required under state securities laws; (C) such filings and approvals as may be required by any applicable state takeover laws or environmental laws; and (D) filings under the HSR Act, if applicable.

          (c)     Litigation.  As  of  the date hereof, there is no suit, action
                  ----------
or proceeding pending, or, to the Knowledge of CHP, threatened against CHP that could reasonably be expected to affect the ability of CHP to consummate the transactions contemplated hereby ("CHP Litigation"), and CHP has no Knowledge of
                                   --------------
any facts that are likely to give rise to any CHP Litigation, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CHP that could reasonably be expected to affect the ability of CHP to consummate the transactions contemplated hereby ("CHP
                                                                             ---
Order").
-----

          (d)     Acquisition  of  Preferred  Units.  CHP  is  acquiring  the
                  ---------------------------------
Preferred Units for its own account and without a view to the distribution thereof within the meaning of the Securities Act or with any present intention of distributing or selling any of the Preferred Units except in compliance with the Securities Act, provided that the disposition by CHP of its property shall at all times be within its control.

          (e)     No  Registration.  CHP  understands that each of the Preferred
                  ----------------
Units, the Series A Preferred Shares into which the Preferred Units are exchangeable and the Class A Shares into which the Preferred Units and the Series A Preferred Shares are exchangeable or convertible into, as the case may be, (A) have not been registered under the Securities Act or any state securities laws or the securities laws of any other domestic or foreign jurisdiction, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and/or Regulation D promulgated thereunder and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings.

          (f)     Status  as  Accredited  Investor.  CHP  is  an  "Accredited
                  --------------------------------
Investor" within the meaning of Rule 501 of Regulation D, as promulgated by the SEC pursuant to the Securities Act.

          (g)     Brokers.  No  agent, broker, investment banker or other Person
                  -------
is or will be entitled to any broker's, finder's or other similar fee or commission in connection with this Agreement or any of the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of CHP.

          (h)     Funding.  CHP  has cash on hand or committed financing sources
                  -------
adequate  to  fund  the  purchase  price  of  all  of  the  Preferred  Units.

                                    ARTICLE 3

                             COVENANTS OF HT AND HLP
                             -----------------------

     3.1     Covenants  Relating  to  the  Business  of  HT  and HLP.  Except as
             -------------------------------------------------------
otherwise contemplated by this Agreement or to the extent that CHP shall otherwise consent in writing, from the date hereof until the First Closing Date, HT and HLP covenant and agree with CHP that, as to themselves and any Subsidiary, neither HT, HLP nor any Subsidiary shall:

          (a) fail to conduct its or their business(es) in any manner except in the ordinary course consistent with past practice;

          (b) amend, terminate, or fail to use all of its or their commercially reasonable efforts to renew any agreement or contract (provided however that neither HT, HLP nor any Subsidiary shall be required to renew any agreement or contract on terms that are materially less favorable to any of them), or default in any respect (or take or omit to take any action that, with or without giving of notice or the passage of time, would constitute a material default) under any agreement or contract or enter into any agreement or contract under which any party thereto becomes obligated to provide goods or services having a value of, or to make payments aggregating, $250,000 or more per year;

          (c) fail to maintain all applicable HT Permits and authorities to do business;

          (d) fail to use its and their commercially reasonable efforts to preserve intact its and their business organizations and relationships with third parties;

          (e) other than a merger of a wholly-owned Subsidiary with or into HT or HLP or other Subsidiaries, merge or consolidate with or into any other Person, or otherwise dissolve, or liquidate;

          (f) (i) hire or promote any individual to serve as an officer of HT, HLP or any Subsidiary or hire any employee or consultant if the aggregate annual compensation of such officer, employee or consultant exceeds $75,000;
(ii) grant any increase in the compensation of, or pay any bonus (other than regularly scheduled bonuses as previously disclosed in the HT SEC Documents) or noncompetition payments to, any of its directors, trustees, officers or employees; (iii) pay or agree to pay to any director, trustee, officer or employee, whether past or present, any pension, retirement or other employee benefit; (iv) enter into any new, or amend any existing, employment or severance or termination agreement with any director, officer or employee, either individually or as part of a class of similarly situated Persons; or (v) establish, adopt or enter into any new, or amend any existing, (A) "employee benefit plan," as such term is defined in section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA), (B) personnel policy, stock option plan, stock purchase plan, stock appreciation rights, phantom stock plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement or other employee benefit plan, agreement, arrangement, program, practice or understanding or (C) collective bargaining agreement;

          (g) acquire (including, without limitation, by merger, consolidation, or the acquisition of any equity interest or assets) any assets having a fair market value, individually or in the aggregate, in excess of $250,000;

          (h) sell (whether by merger, consolidation or sale of any equity interests or assets, except for transactions permitted under Section 3.1(e)) or otherwise dispose of any real HT Property;

          (i) except as set forth on Schedule 2.1(t) of the HT Disclosure Schedule, mortgage, pledge, or subject to any material Encumbrance, any assets of HT, HLP or any Subsidiary having a fair market value, individually or in the aggregate, in excess of $250,000;

          (j) fail to pay or otherwise satisfy (except if being contested in good faith) any material accounts payable, liabilities, or obligations when due and payable other than on a basis, and within the time, consistent with past practice;

          (k) (i) authorize, declare, pay or set aside for payment any dividends on or make other distributions in respect of, any of its equity interests, capital stock or partnership interests or other securities of HT, HLP or any Subsidiary thereof, (ii) split, combine, divide, distribute, or reclassify any of its equity securities, or (iii) directly or indirectly, redeem, purchase, or otherwise acquire any of its equity securities, except in the case of clause (i) above, customary (no more than $0.18 per share or such other amount as may be necessary to allow HT to maintain its status as a REIT) quarterly cash dividends declared and paid in respect of HT Common Stock so long as HT is not in default of its obligations to pay quarterly dividends on the Series A Preferred Shares or quarterly distributions on the Preferred Units;

          (l) sell, issue, pledge, dispose of, encumber, or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any equity or other ownership interests or income/loss participations or shares of any class or series of stock of HT, HLP or any Subsidiary or any securities convertible into or exercisable or exchangeable for any of the above (other than the issuance of certificates in replacement of lost certificates), any Voting Debt or other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any equity or other ownership interests or income/loss participations or shares of Voting Debt or other voting securities or convertible securities, other than the issuance of (i) HT Common Stock upon the exercise of stock options that were outstanding on the date hereof; (ii) HT Common Stock upon the conversion of HT Common Stock Equivalents that were outstanding on the date hereof; or (iii) HT Common Stock upon the conversion of HLP Ordinary Units that were outstanding on the date hereof;

          (m) change or amend the HT Declaration of Trust, HT's bylaws, the HLP Certificate of Limited Partnership, the HLP Partnership Agreement or any other organizational document of HT, HLP, or any Subsidiary;

          (n)     (i)  incur  any  indebtedness  for  borrowed  money  (except
(A) to finance any transactions or other expenditures permitted by this Agreement (including those referred to in Section 3.1(g)) and regular borrowings under credit facilities made in the ordinary course of HT's cash management practices, and (B) refinancings of existing debt or guarantees of any such indebtedness, or issue or sell any debt securities or warrants or rights to acquire any debt securities of HT, HLP or any Subsidiary or guarantee any debt securities of others, (ii) create any mortgages, liens, security interests or similar other Encumbrances on the property of HT, HLP or any Subsidiary in connection with any indebtedness thereof; (iii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other Person; or (iv) make any loans, advances, or capital contributions to, or investments in, any Person;

          (o) (i) make or rescind any material express or deemed election relating to Taxes (except as required by law or necessary to preserve HT's status as a REIT or the status of any of HLP or any Subsidiary as a partnership or a disregarded entity for Federal income Tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code or as a taxable REIT subsidiary under Section 856(l) of the Code) unless it is reasonably expected that such action will not materially and adversely affect HT, HLP or any Subsidiary, including elections for any and all joint ventures, partnerships, limited liability companies or other investments where HT has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not materially and adversely affect HT, HLP or any Subsidiary and except any settlement or compromise relating to contests or protests relating to property Tax valuations undertaken by HT, HLP or any Subsidiary in the ordinary course of business, or (iii) change in any material respect any of its methods of reporting income or deductions for Federal income Tax purposes from those employed in the preparation of its Federal income Tax returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that will not materially and adversely affect HT, HLP or any Subsidiary;

          (p) engage in any transactions with any of its Affiliates other than transactions approved by CHP in writing or expressly contemplated hereby or by the Transaction Documents;

          (q) terminate the services of its or their current officers and employees or terminate or in any way materially damage or impair its relationship with its or their customers, suppliers and others having business dealings with it;

          (r) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of HT, HLP or any Subsidiary, provided that dispositions in accordance with Section 3.1(h) hereof shall not be deemed a partial liquidation;

          (s) make any changes in its or their accounting methods which would be required to be disclosed under GAAP or the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP;

          (t) materially amend or terminate, or waive compliance with the terms of or breaches under, any Material Contract, or enter into a new contract, agreement or arrangement not listed on Schedule 2.1(t) of the HT Disclosure Schedule that, if entered into prior to the date hereof, would have been required to be listed on such schedule;

          (u) take any action to increase the size of HT's Board of Trustees, remove any trustee or, except as expressly contemplated hereby, fill any vacancies created by the death, resignation or removal of any Trustee;

          (v) take any action, the result of which is the withdrawal, resignation or removal of HT as the general partner of HLP; or

          (w) agree, or make any commitment, orally or in writing, to take any action prohibited by this Agreement or which it is reasonably foreseeable could cause a breach of any of the representations or warranties or conditions or covenants contained herein.

     3.2     Access  and  Information.
             ------------------------

          (a) Until the First Closing, HT shall, upon reasonable notice and in such manner as shall not unreasonably interfere with the conduct of the business of HT and HLP, afford CHP and its representatives (including CHP's accountants, business advisors and legal counsel) full access during normal business hours, to all properties, books, records, Phase I, Phase II and other environmental reports and Tax returns of HT, HLP and each Subsidiary and all other information with respect to its and their business(es), together with the opportunity to make copies of such books, records, Phase I, Phase II and other environmental reports and other documents and to discuss the business(es) of HT, HLP and each of their Subsidiaries with such officers, trustees, and employees of, and accountants and counsel for, HT, HLP and any Subsidiary as CHP deems reasonably necessary or appropriate for the purposes of familiarizing itself with HT, HLP and each Subsidiary. In furtherance of the foregoing, HT shall authorize and instruct its accountants to meet with CHP and its representatives, including CHP's independent public accountants, to discuss the business and accounts of HT, HLP and each Subsidiary and to make available to (with the opportunity to make copies by) CHP and its representatives, including its independent public accountants, all the work papers of its accountants related to their audit and review of the financial statements and Tax returns of HT, HLP and each Subsidiary.

          (b) Until such time as CHP ceases to hold Class A Common Shares, Preferred Units and/or Series A Preferred Shares or any other class or series of shares of HT, HLP or Subsidiary equity, which on an as converted/exchanged basis, represents less than 5% of the HT Common Shares then issued and outstanding, on a fully diluted basis (which shall assume the conversion and/or exchange of all HT and HLP securities convertible into or exchangeable for HT Common Shares), within 30 days after the end of each calendar month, HT shall deliver to CHP the monthly operating statements for HT, HLP and each Subsidiary (in a form reasonably acceptable to CHP) prepared in accordance with GAAP consistent with past practices.

     3.3     Notification  of  Certain  Matters.  HT  shall  give prompt written
             ----------------------------------
notice to CHP of (a) the occurrence or failure to occur, of any event of which it, HLP or any Subsidiary has Knowledge that has caused or that would likely cause any representation or warranty of HT, HLP or any Subsidiary contained in this Agreement or any Transaction Document to be untrue or inaccurate in any material respect at any time after the date hereof or (b) the failure of HT, HLP, or any Subsidiary or any officer, director, employee or agent of HT, HLP, or any Subsidiary to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder or under any Transaction Document. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder. This covenant shall terminate at such time as each representation and warranty of HT, HLP and each Subsidiary set forth in Section 2.1 terminates pursuant to Section 9.1 hereof.

     3.4     Third Party Consents.  After the date hereof and prior to the First
             --------------------
Closing, HT, HLP and each Subsidiary shall use all commercially reasonable efforts, including making any commercially reasonable required payments, to obtain the written consent, waiver or approval required (i) with respect to any of the items required by the items set forth on Schedule 2.1(c) of the HT Disclosure Schedule and (ii) from any other party to any contract or agreement that is required to permit the consummation of the transactions contemplated hereby or under any Transaction Document.

     3.5     Appointment  of  Observer  to  the HT Board of Trustees.  Effective
             -------------------------------------------------------
simultaneously with the First Closing, HT shall have irrevocably appointed or shall have caused the irrevocable appointment of at least one individual designated by CHP as an observer to HT's Board of Trustees and to each committee of HT's Board of Trustees and shall have delivered to CHP a copy of the resolution(s) of the Board of Trustees reflecting these actions.

     3.6     Waiver of Anti-Takeover Statute.  HT and HLP shall, and shall cause
             -------------------------------
each Subsidiary to, duly exempt from, or waive on an irrevocable basis any applicable State law restrictions on, CHP's ownership of Preferred Units, Series A Preferred Shares into which the Preferred Units are exchangeable and Class A Shares into which Preferred Units and Series A Preferred Shares are exchangeable or convertible, or any other class or series of HT, HLP or Subsidiary equity, as the case may be, including, without limitation, exemption from the "control share" provisions (Title 3, Subtitle 7 of the Maryland General Corporation Law (the "MGCL") (or any successor statute)) and "business combination" provisions (Title 3, Subtitle 6) of the MGCL, as amended from time to time, and shall deliver to CHP resolutions of HT's Board of Trustees reflecting these actions.

     3.7     Insurance.  HT  and  HLP shall, and shall cause each Subsidiary to,
             ---------
use all commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amount and against such risks and losses as are customary for companies engaged in their respective businesses (provided that the types and amounts with the insurers shown on Schedule 2.1(q) shall be deemed sufficient by the parties) to and at such time as CHP shall have the right to nominate and elect a member to HT's Board of Trustees, HT shall have purchased directors' and officers' liability insurance with respect to all members of HT's Board of Trustees and on such terms and with such financially responsible insurance companies as are reasonably customary for companies engaged in its business.

     3.8     Use of Purchase Price; Use of Proceeds.  Except as set forth in the
             --------------------------------------
next sentence, HLP shall use all of the Purchase Price for purposes of acquiring joint venture investments and assets pursuant to the terms of the Joint Venture Agreement. HLP may use (i) up to $5.0 million of the aggregate Purchase Price to increase HLP's existing development line of credit for purposes of making loans to Affiliates to fund development projects, pursuant to the terms of the Joint Venture Agreement and (ii) up to an additional $10.0 million of the aggregate Purchase Price for discretionary purposes unrelated to transactions contemplated by the Joint Venture Agreement (which, for purposes of the Joint Venture Agreement, is referred to as the "Discretionary Capital").
 ----------------------

     3.9     Legal  Opinions.  HT and HLP shall obtain and deliver to CHP (i) an
             ---------------
opinion from Hunton & Williams LLP, counsel to HT, dated as of the First Closing Date, in substantially the form attached hereto as Exhibit A (the "HW Opinion"),
                                                                   ----------
(ii) a tax opinion from Hunton & Williams LLP, tax counsel to HT, dated as of each Closing Date, in substantially the form attached hereto as Exhibit B (the "HW Tax Opinion") and (iii) an opinion from Ballard Spahr Andrews & Ingersoll,
 ------------------
LLP, Maryland counsel to HT, dated as of the First Closing Date, in substantially the form attached hereto as Exhibit C (the "BSA Opinion").
                                                                  -----------

     3.10     Execution  and  Delivery  of  Excepted Holder Agreement.  HT shall
              -------------------------------------------------------
execute and deliver to CHP an excepted holder agreement in the form attached hereto as Exhibit D (the "Excepted Holder Agreement").
                               ---------------------------

     3.11     Registration  Rights  Agreement.  HT  shall execute and deliver to
              -------------------------------
CHP the Registration Rights Agreement in the form attached hereto as Exhibit E (the "Registration Rights Agreement").
       -------------------------------

     3.12     Existing  Registration  Rights.  HT  shall  cause  its  existing
              ------------------------------
registration rights agreements, to be amended by an acknowledgement that holders of such rights' existing registration rights are subordinated to CHP's registration  rights  (the  "Registration  Rights  Acknowledgement") in the form
                             -------------------------------------
attached hereto as Exhibit F and shall have delivered to CHP duly executed copies of same.

     3.13     HLP  Partnership  Agreement.  HT  and  HLP  shall  cause  the  HLP
              ---------------------------
Partnership Agreement to be amended in the form attached hereto as Exhibit G (the "Second Amendment to the HLP Partnership Agreement") and shall have
       -------------------------------------------------------
delivered  to  CHP  a  duly  executed  copy  of  the  same.

     3.14     Joint Venture Agreement.  HLP shall execute and deliver to CHP the
              -----------------------
joint  venture  agreement  in  the form attached hereto as Exhibit H (the "Joint
                                                                           -----
Venture  Agreement").
------------------

     3.15     Filing  of  Articles  Supplementary  andCapital  Stock  Matters.
              ---------------------------------------------------------------

          (a) HT shall file the Articles Supplementary in the form attached hereto as Exhibit I on or prior to the First Closing Date with the State Department of Assessments and Taxation of Maryland (the "SDAT") in accordance
                                                            ----
with Maryland law and take any and all actions necessary to cause such Articles Supplementary to be accepted for filing.

          (b) HT shall reserve and shall keep available for issuance (i) at all times when any Series A Preferred Shares or Preferred Units are outstanding, solely for the purpose of effecting the conversion of the Series A Preferred Shares, the total number of shares of Class A Shares issuable upon conversion of the outstanding Series A Preferred Shares; (ii) at all times when Preferred Units are outstanding, solely for the purpose of effecting the exchange of the Preferred Units, the total number of shares of Series A Preferred Shares and Class A Shares issuable upon exchange of the outstanding
Preferred Units; (iii) at all times when Preferred Units are outstanding, the total number of shares of Class A Shares issuable upon the exchange of the outstanding Preferred Units; and (iv) shall take such action, if any, as is necessary or appropriate to cause the HT Declaration of Trust to be amended to provide for a sufficient number of authorized but unissued Series A Preferred Shares and Class A Shares to enable the foregoing issuances.

     3.16     Stock  Exchange  Listing.  HT  shall  cause the underlying Class A
              ------------------------
Shares into which all such Preferred Units and Series A Preferred Shares are exchangeable or convertible to be authorized for listing on the American Stock Exchange, ("AMEX") subject to official notice of issuance.
             ----

     3.17     Certain  Other  Actions.
              -----------------------

          (a) HT shall, and shall cause HLP and each Subsidiary to, duly and timely file all reports, Tax returns and other documents required to be filed with Federal, state, local and other authorities, subject to extensions permitted by applicable law; provided that, such extensions do not adversely
                                 -------- ----
affect  the  status  of  any  such  entity  to qualify as a REIT under the Code.

          (b) HT and HLP shall, and shall cause each Subsidiary to, take (or refrain from taking, as applicable) such action(s) as are necessary to maintain the status of HT as a REIT for Federal income Tax purposes, through each Closing Date including making or rescinding any express or deemed election relative to Taxes (unless, in the case of HT, it is required by law or necessary to preserve the status of HT as a REIT for Federal income Tax purposes).

          (c) In connection with any acquisition, disposition or other extraordinary corporate transaction involving HT, HLP or any Subsidiary, HT shall deliver to CHP, within a reasonable period of time prior to consummation of such transaction, a summary of the material terms and an analysis of the Federal and state Tax implications of such transaction.

          (d) HT and HLP shall take, and shall cause each Subsidiary to take (or refrain from taking, as applicable) such action(s) as are necessary to maintain such disclosure controls and procedures to ensure that information required to be disclosed in HT's reports filed or submitted under the Exchange Act, is accumulated and communicated to HT's management, including HT's Chief Executive Officer and Chief Financial Officer to allow timely decisions regarding required disclosure.

          3.18     HT  TRS  Restructuring.
                   ----------------------

               (a) By June 30, 2003, HT shall (i) form a corporation in the State of Delaware which shall qualify as a "taxable REIT subsidiary" of HT (within the meaning of Section 856(l) of the Code, hereinafter, an "HT TRS") and
                                                                    ------
(ii) cause the HT TRS to issue common stock such that 99% of its outstanding common stock is held by Hersha Hospitality Management, L.P.

("HHMLP") or wholly-owned subsidiaries of HHMLP and 1% of its outstanding common
  -----
stock  is  held  by  HT.

               (b) HHMLP shall contribute to the HT TRS all of its hotel operating leases with HLP and/or subsidiaries of HLP (the "Contributed Leases").
                                                           ------------------
               (c) HT shall contribute to the HT TRS cash in an amount equal to 1.01% of fair market value of the Contributed Leases in exchange for its 1% interest in the outstanding common stock of the HT TRS.

               (d) HT shall cause the HT TRS to enter into one or more management agreements with HHMLP for the operation of the hotels covered by the Contributed Leases.

          3.19     REIT  Training.     Not  later than thirty days following the
                   --------------
date of this Agreement, HT shall cause in-house legal counsel to receive educational guidance on REIT qualification considerations pursuant to Section 856 of the Code from outside national tax counsel with REIT tax expertise in an amount sufficient to reasonably ensure the continued status of HT as a real estate  investment  trust  (the "REIT Training"), and during the period CHP is a
                                 -------------
Partner of HLP, a Partner in the Joint Venture or owns beneficially or otherwise, equity shares in HT, shall perform and provide copies of its quarterly income/asset testing to outside national tax counsel with REIT tax expertise and CHP's in-house tax counsel not later than ten (10) days following the close of each calendar quarter. In addition to the foregoing, all of HLP's direct and indirect investments with a net fair market value in excess of $5,000,000, and all third-party agreements which contemplate the payment or receipt of funds in any twelve month period of time in excess of $500,000 or projected to provide HLP, directly or indirectly, with annual gross income in excess of $500,000 shall be reviewed by outside national tax counsel with REIT tax expertise prior to being executed, and CHP shall be given notice of the intended acquisition of any such asset or execution of any such third party agreement within five (5) days of the date such review is concluded.

                                   ARTICLE 3A

                                 COVENANT OF CHP
                                 ---------------


          3A.1     Fairness  Opinion.  At  any  time  when CHP beneficially owns
                   -----------------
more than fifty percent (50%) of the issued and outstanding HT Common Stock, CHP and its "affiliates" or "associates", as such terms are defined in Section 3-601 of the MGCL, shall not initiate or consummate (i) any merger, consolidation or share exchange with HT, HLP or any of their Subsidiaries, or (ii) any sale, lease, transfer or other acquisition, other than in the ordinary course of business, in one transaction or a series of related transactions within a 12-month period, of all or substantially all of the assets of HT or HLP, unless the Board of Trustees of HT has received a written opinion of a nationally recognized financial advisor to the effect that as of the date of such opinion, the consideration to be received by the holders of HT Common Stock in such transaction is fair, from a financial point of view.

                                    ARTICLE 4

                                MUTUAL COVENANTS
                                ----------------

     4.1     Additional  Agreements.  Subject to the terms and conditions herein
             ----------------------
provided, HT, HLP and each Subsidiary, on the one hand, and CHP on the other hand, shall take, or cause to be taken, all actions and shall do, or cause to be done, all things necessary, appropriate or desirable under any applicable law or regulation or under any applicable governing agreement to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents including using all reasonable efforts to obtain all necessary waivers, consents and approvals related to it and take all actions necessary to effect all necessary registrations and filings. HT, HLP and each Subsidiary on the one hand, and CHP on the other hand, shall take, or cause to be taken, all action or shall do, or cause to be done, all things necessary, appropriate or desirable to cause its covenants and conditions it is obligated to satisfy applicable to the transactions contemplated hereby to be performed or satisfied as soon as practicable. In addition, if any Governmental Entity shall have issued an order, decree, ruling or injunction, or taken any other action related to HT, HLP or any Subsidiary, on the one hand or CHP, on the other hand that would have the effect of restraining, enjoining or otherwise prohibiting or preventing the consummation of the transactions contemplated by this Agreement and the Transaction Documents, such party that is the subject of the order, decree, ruling, etc. shall use its reasonable best efforts to have such order, decree, ruling or injunction or other action declared ineffective as soon as practicable. If at any time after each Closing Date, any further action is necessary to be taken so as to comply with this Agreement, the applicable part(ies) to this Agreement or their duly authorized representatives shall take all such action.

     4.2     Advice  of  Changes;  SEC Filings.  The parties hereto shall confer
             ---------------------------------
with each other on a regular basis, report on HT's, HLP's and each Subsidiary's operational matters and promptly advise each other orally and in writing of any change or event which has caused, or could reasonably be expected to have caused or to cause, a breach of a representation, warranty or covenant contained in this Agreement or in any of the Transaction Documents. The parties hereto shall promptly provide each other (or their respective counsel) copies of all filings made by such party or its subsidiaries, as applicable, with the SEC or any other state or federal Governmental Entity in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby or thereby.

                                    ARTICLE 5

                              CONDITIONS PRECEDENT
                              --------------------

     5.1     Conditions  to Each Party's Obligation.  The respective obligations
             --------------------------------------
of CHP, HT and HLP to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or prior to each Closing Date:

          (a)     Consents and Approvals.  All authorizations, consents, orders,
                  ----------------------
or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred, run or been obtained.

          (b)     No Injunctions or Restraints.  No temporary restraining order,
                  ----------------------------
preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

          (c)     No  Action.  No  action shall have been taken nor any statute,
                  ----------
rule, regulation or order shall have been enacted or issued by any Governmental Entity that makes the consummation of the transactions contemplated hereby illegal.

     5.2     Conditions  to  Obligations  of  CHP  at  the  First  Closing.  The
             -------------------------------------------------------------
obligation of CHP to effect the transactions contemplated hereby at the First Closing is subject to the satisfaction of the following conditions unless, to the extent permitted by applicable law, waived, in whole or in part, by CHP:

          (a)     Representations  and  Warranties.  The  representations  and
                  --------------------------------
warranties of HT and HLP set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of HT or HLP contained herein that is qualified by a materiality qualifier or a Material Adverse Effect qualification, or words of similar meaning, shall not be further qualified hereby) as of the date hereof and as of the First Closing Date, as though made on or as of the First Closing Date (other than such representations and warranties which address matters only as of a certain date, which shall be true and correct as of such date), and CHP shall have received a certificate to the foregoing effect signed by the chief executive officers and chief financial officers of HT and HLP.

          (b)     Performance  of  Obligations.  HT and HLP shall have performed
                  ----------------------------
and shall have caused each Subsidiary to have performed in all material respects (provided that any covenant or agreement that is qualified by a materiality qualifier or Material Adverse Effect qualification or words of similar meaning shall not be further qualified hereby) all obligations required to be performed by them under this Agreement prior to the First Closing Date, and CHP shall have received a certificate to such effect signed by the chief executive officers and chief financial officers of HT and HLP.

          (c)     Third  Party Consents.  CHP shall have been furnished with any
                  ---------------------
such  written  consent,  approval  or waiver contemplated by Section 3.4 hereof.

          (d)     Appointment  of  Board  of  Trustee  Observer.  HT's  Board of
                  ---------------------------------------------
Trustees shall have appointed one individual designated by CHP as an observer to HT's Board of Trustees and to each committee of HT's Board of Trustees, and CHP shall have received a copy of the resolutions of HT's Board of Trustees reflecting these actions. Such resolution shall be irrevocable and shall only terminate upon the first to occur of (i) such time as CHP, pursuant to the Articles Supplementary, shall nominate and elect a Trustee to the HT Board of Trustees (the "Observer Resolution") or (ii) such time as CHP ceases to hold
                 --------------------
Class A Common Shares, Preferred Units and/or Series A Preferred Shares or any other class or series of HT, HLP or Subsidiary equity, which on an as converted/exchanged basis, represents in the aggregate less than 5% of the HT Common Shares then issued and outstanding, on a fully diluted basis (which shall assume the conversion and/or exchange of all HT and HLP securities convertible into or exchangeable for HT Common Shares).

          (e)     Legal  Opinion.  CHP  shall  have  received  the  HW  Opinion.
                  --------------

          (f)     Tax  Opinion.  CHP  shall  have  received  the HW Tax Opinion.
                  ------------

          (g)     BSA  Opinion.  CHP  shall  have  received  the  BSA  Opinion.
                  ------------

          (h)     Excepted  Holder  Agreement.  HT  shall  have  executed  and
                  ---------------------------
delivered to CHP the Excepted Holder Agreement and CHP shall have received a copy of the resolutions of HT's Board of Trustees reflecting these actions.

          (i)     Registration  Rights  Agreement.  HT  shall  have executed and
                  -------------------------------
delivered  to  CHP  the  Registration  Rights  Agreement.

          (j)     Registration Rights Acknowledgement.  HT shall have caused its
                  -----------------------------------
existing registration rights agreement to be amended by the Registration Rights Acknowledgement in the form attached hereto as Exhibit F and shall have delivered to CHP duly executed copies of same.

          (k)     Second Amendment to the HLP Partnership Agreement.  HT and HLP
                  -------------------------------------------------
shall have caused the Second Amendment to the HLP Partnership Agreement to be executed and delivered to CHP.

          (l)     Joint Venture Agreement.  HT shall have executed and delivered
                  -----------------------
to  CHP  the  Joint  Venture  Agreement.

          (m)     Filing  of Articles Supplementary; Good Standing Certificates.
                  -------------------------------------------------------------
HT shall have filed the Articles Supplementary with the SDAT in accordance with Maryland law and the same shall have been accepted and filed. The SDAT shall have issued a Short Form Good Standing Certificate regarding HT and the Virginia State Corporation Commission shall have issued a Short Form Good Standing Certificate regarding HLP, in each case as of a date no earlier than five (5) days prior to the First Closing Date.

          (n)     Stock  Exchange Listing.  All of the underlying Class A Shares
                  -----------------------
into or for which all such Series A Preferred Shares and Preferred Units are convertible or exchangeable, as the case may be, together with such additional number of shares of Class A Shares as may be necessary as a reasonable reserve for purposes of effecting the anti-dilution rights set forth in the Articles Supplementary and the HLP Partnership Agreement, shall have been authorized for listing on the AMEX, subject to official notice of issuance.

          (o)     No  Litigation.  No litigation or administrative proceeding or
                  --------------
investigation (whether formal or informal) shall be pending or, to HT's Knowledge, threatened which challenges the transactions contemplated hereby or by any Transaction Document.

          (p)     No Material Adverse Effect.  There shall not have occurred any
                  --------------------------
event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a Material Adverse Effect or materially affect the ability of any of HT, HLP or any Subsidiary to perform on a timely basis any obligation under this Agreement or any of the Transaction Documents to which such Person is a party or to consummate the transactions contemplated hereby or thereby.

          (q)     Transaction  Approval.  HT shall have obtained the affirmative
                  ---------------------
consent of its Board of Trustees, approving the transactions contemplated by this Agreement and the Transaction Documents.

          (r)     Anti-Takeover  Resolution.  HT's  Board of Trustees shall have
                  -------------------------
irrevocably exempted the transactions contemplated by this Agreement, the Transaction Documents, and CHP from application of the "control share" provisions (Title 3, Subtitle 7 of the MGCL (or any successor statute)) and "business combination" provisions (Title 3, Subtitle 6) of the MGCL, as amended from time to time, and shall deliver to CHP resolutions of HT's Board of Trustees reflecting these actions.

          (s)     Intentionally  Omitted.
                  -----------------------

          (t)     Closing  Deliveries.  All documents, instruments, certificates
                  -------------------
or other items required to be delivered by HT and HLP pursuant to Section 6.2(b) shall have been delivered.

     5.3     Conditions  to Obligations of HT and HLP at the First Closing.  The
             -------------------------------------------------------------
obligation of HT and HLP to effect the transactions contemplated hereby at the First Closing is subject to the satisfaction of the following conditions unless waived, in whole or in part, by HT.

          (a)     Representations  and  Warranties.  The  representations  and
                  --------------------------------
warranties of CHP set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of CHP contained herein that is qualified by a materiality qualifier or words of similar meaning shall not be further qualified hereby) as of the date hereof and as of the First Closing Date, as though made on or as of the First Closing Date (other than such representations and warranties which address matters only as of a certain date, which shall be true and correct as of such date), and HT shall have received a certificate to the foregoing effect signed on behalf of CHP by an authorized executive officer of CHP.

          (b)     Performance  of  Obligations.  CHP shall have performed in all
                  ----------------------------
material respects (provided that any covenant or agreement that is qualified by a materiality qualifier or words of similar meaning shall not be further qualified hereby) the obligations required to be performed by it under this Agreement prior to the First Closing Date, and HT shall have received a certificate to such effect signed on behalf of CHP by an authorized executive officer of CHP.

          (c)     Excepted  Holder  Agreement.  CHP  shall  have  executed  and
                  ---------------------------
delivered  to  HT  a  counterpart  copy  of  the  Excepted  Holder  Agreement.

          (d)     Registration  Rights  Agreement.  CHP  shall have executed and
                  -------------------------------
delivered  to  HT  a  counterpart  copy  of  the  Registration Rights Agreement.

          (e)     Second  Amendment to the HLP Partnership Agreement.  CHP shall
                  --------------------------------------------------
have executed and delivered to HT a counterpart copy of the Second Amendment to the HLP Partnership Agreement.

          (f)     Joint  Venture  Agreement.  CHP  shall  have  executed  and
                  -------------------------
delivered  to  HT  a  counterpart  copy  of  the  Joint  Venture  Agreement.

          (g)     Standstill  Agreement.  CHP  shall have executed and delivered
                  ---------------------
to  HT  a  counterpart  copy  of  the  Standstill  Agreement.

          (h)     Transaction Approval.  CHP shall have obtained the affirmative
                  --------------------
consent of its General Partner, approving the transactions contemplated by this Agreement and the Transaction Documents.

          (i)     Closing  Deliveries.  All documents, instruments, certificates
                  -------------------
or other items required to be delivered by CHP pursuant to Section 6.2(a) shall have been delivered.

     5.4     Conditions  to  Obligations  of  CHP at the Second Closing and each
             -------------------------------------------------------------------
Subsequent  Closing.  The  obligation  of  CHP  to  effect  the  transactions
-------------------
contemplated hereby at the Second Closing and at each Subsequent Closing is subject to the satisfaction of the following conditions unless waived, in whole or in part, by CHP:

          (a)     Representations  and  Warranties.  The  representations  and
                  --------------------------------
warranties of HT and HLP set forth in this Agreement shall have been true and correct in all material respects (provided that any representation or warranty of HT or HLP contained herein that is qualified by a materiality qualifier or a Material Adverse Effect qualification or words of similar meaning shall not be further qualified hereby) as of the Second Closing Date and each Subsequent
Closing Date, as though made on or as of the Second Closing Date and each Subsequent Closing Date (other than such representations and warranties which address matters only as of a certain date, which shall be true and correct as of such date), and CHP shall have received a certificate to the foregoing effect signed by the chief executive officers and chief financial officers of HT and HLP.

          (b)     Performance  of  Obligations.  HT and HLP shall have performed
                  ----------------------------
in all material respects (provided that any covenant or agreement that is qualified by a materiality qualifier or Material Adverse Effect qualification or words of similar meaning shall not be further qualified hereby) all obligations required to be performed by it under this Agreement and the Transaction Documents prior to the Second Closing Date and each Subsequent Closing Date, including, without limitation, performance of the covenants set forth in Sections 3.18 and 3.19 hereof, and CHP shall have received a certificate to such effect signed by the chief executive officers and chief financial officers of HT and HLP.

          (c)     Closing  Deliveries.  All documents, instruments, certificates
                  -------------------
or other items required to be delivered by HT pursuant to Section 6.3(b) shall have been delivered.

          (d)     First  Closing.  The  First  Closing  shall  have  occurred.
                  --------------

          (e)     No  Litigation.  No litigation or administrative proceeding or
                  --------------
investigation (whether formal or informal) shall be pending or, to CHP's Knowledge, threatened which challenges the transactions contemplated hereby.

          (f)     No Material Adverse Effect.  There shall not have occurred any
                  --------------------------
event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a Material Adverse Effect or materially affect the ability of any of HT, HLP or any Subsidiary to perform on a timely basis any obligation under this Agreement or any of the

Transaction Documents to which such Person is a party or to consummate the transactions contemplated hereby or thereby.

          5.4A     Condition  to  Obligations of CHP at each Subsequent Closing.
                   ------------------------------------------------------------
CHP shall not be required to purchase in excess of 250,000 Preferred Units in the aggregate (pursuant to this Section 5.4A), and provided further however that CHP shall not be obligated to purchase any Subsequent Closing Units until such time as HLP is or has been obligated to make an Additional Capital Contribution to the Joint Venture in connection with an Approved Acquisition in accordance with Section 4.3 of the Joint Venture Agreement. Upon satisfaction of the condition set forth in the preceding sentence, at any Subsequent Closing, CHP shall only be obligated to purchase such number of Subsequent Closing Units (not to exceed 100,000 in the aggregate) which results in a Purchase Price equal to the total amount HLP is or has been required to contribute to the Joint Venture in connection with one or more Approved Acquisitions pursuant to Section 4.3 of the Joint Venture Agreement, less the Purchase Price for the number of Subsequent Closing Units acquired by CHP pursuant to such previous Subsequent Closings, if any. As used in this Section, the terms "Additional Capital
Contribution" and "Approved Acquisition" shall have the meanings ascribed to such terms in the Joint Venture Agreement.

     5.5     Conditions  to  Obligations of HT and HLP at the Second Closing and
             -------------------------------------------------------------------
Each  Subsequent  Closing.  The  obligation  of  HT  and  HLP  to  effect  the
-------------------------
transactions contemplated hereby at the Second Closing and at each Subsequent Closing is subject to the satisfaction of the following conditions unless waived, in whole or in part, by HT and HLP.

          (a)     Representations  and  Warranties.  The  representations  and
                  --------------------------------
warranties of CHP set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of CHP contained herein that is qualified by a materiality qualifier or words of similar meaning shall not be further qualified hereby) as of the date hereof and as of the Second Closing Date and each Subsequent Closing Date, as though made on or as of the Second Closing Date and each such Subsequent Closing Date (other than such representations and warranties which address matters only as of a certain date, which shall be true and correct as of such date), and HT shall have received a certificate to the foregoing effect signed on behalf of CHP by an authorized officer of CHP.

          (b)     Performance  of  Obligations.  CHP shall have performed in all
                  ----------------------------
material respects (provided that any covenant or agreement that is qualified by a materiality qualifier or words of similar meaning shall not be further qualified hereby) the obligations required to be performed by it under this Agreement and the Transaction Documents prior to the Second Closing Date and each such Subsequent Closing Date, and HT shall have received a certificate to such effect signed on behalf of CHP by an authorized officer of CHP.

          (c)     Closing  Deliveries.  All documents, instruments, certificates
                  -------------------
or other items required to be delivered by CHP pursuant to Section 6.3(a) shall have been delivered.

          (d)     First  Closing.  The  First  Closing  shall  have  occurred.
                  --------------

                                    ARTICLE 6

                                    CLOSING
                                    -------

     6.1     Closing.
             -------

          (a) The purchase and sale of the Preferred Units shall take place at two or more closings (the "Closings"). The First Closing shall take place
                                 --------
five business days after satisfaction or waiver of each of the conditions set forth in Sections 5.1, 5.2 and 5.3 at 10:30 a.m., Eastern time (the "First
                                                                           -----
Closing  Date").  The  Second  Closing  shall take place, subject to the earlier
-------------
satisfaction  or  waiver of each of the conditions set forth in Sections 5.4 and
5.5 at 10:30 a.m. Eastern time on the date that is 30 days after the First Closing Date and in the event such date is not a Business Day, on the next following Business Day (the "Second Closing Date"). All Closings shall take
                                 -------------------
place at the offices of Greenberg Traurig, LLP, 450 South Orange Avenue, Suite 650, Orlando, Florida 32801, unless another date or place is agreed to in writing by the parties. Each Subsequent Closing shall occur on the dates provided herein (each, a "Subsequent Closing Date" and, together with the First
                           -----------------------
Closing  Date  and  Second  Closing  Date, collectively, the "Closing Dates" and
                                                              -------------
individually,  a  "Closing  Date") on which HT provides written notice to CHP in
                   -------------
accordance with Section 9.8 hereof, requiring a Subsequent Closing to occur at the offices of Greenberg Traurig, LLP, as described above, unless another date or place is agreed to in writing by the parties.

          (b)     As  used in this Agreement, "Business Day" means any day other
                                               ------------
than  (i)  a  Saturday  or Sunday or (ii) a day on which commercial banks in New
York  City,  New  York  are  authorized  or  required  to  be  closed.

     6.2     Actions  to  Occur  at  the  First  Closing.
             -------------------------------------------

          (a) At the First Closing, CHP shall deliver to HT and HLP the following:

               (i)     Purchase  Price.  An  amount  equal  to  the  aggregate
                       ---------------
Purchase Price, as reduced in accordance with Section 1.2 hereof, for the First Closing Units, by wire transfer of immediately available funds to an account designated by HLP;

               (ii)     Certificates.  The  certificates referred to in Sections
                        ------------
5.3(a)  and  5.3(b);

               (iii)     Excepted  Holder  Agreement.  A counterpart copy of the
                         ---------------------------
Excepted  Holder  Agreement  executed  by  CHP;

               (iv)     Registration  Rights  Agreement.  A  counterpart copy of
                        -------------------------------
the  Registration  Rights  Agreement  executed  by  CHP;

               (v)     Second  Amendment  to  the  HLP Partnership Agreement.  A
                       -----------------------------------------------------
counterpart copy of the Second Amendment to the HLP Partnership Agreement executed by CHP;

               (vi)     Joint  Venture  Agreement.  A  counterpart  copy  of the
                        -------------------------
Joint  Venture  Agreement  executed  by  CHP;

               (vii)    Standstill  Agreement.  A  counterpart  copy  of  the
                        ---------------------
Standstill  Agreement  executed  by  CHP;  and

               (viii)   Transaction  Approvals.  Written  consents  or  other
                        ----------------------
reasonably  acceptable  written evidence reflecting the approvals referred to in
Section  5.3(h).

          (b)     At  the  First Closing, HT shall deliver to CHP the following:

               (i)      Preferred Units Certificates.  Certificates representing
                        -----------------------------
the  First  Closing  Units;

               (ii)     Certificates.  The  certificates  described  in Sections
                        ------------
5.2(a)  and  5.2(b);

               (iii)    Third Party Consents.  The  original of each Consent, if
                        --------------------
any,  pursuant  to  Section  5.2(c);

               (iv)     The  Observer  Resolution.  A  copy  of a fully executed
                        -------------------------
Observer Resolution in the form of a unanimous written consent of HT's Board of Trustees or a Secretary's Certificate certifying that such Observer Resolution was duly approved and adopted by HT's Board of Trustees at a meeting duly noticed and convened;

               (v)      Legal  Opinions.  The HW Opinion, the HW Tax Opinion and
                        ---------------
the  BSA  Opinion;

               (vi)     Excepted  Holder  Agreement.  A  counterpart  of  the
                        ---------------------------
Excepted  Holder  Agreement  executed  by  HT;

               (vii)    Registration  Rights  Agreement.  A  counterpart  of the
                        -------------------------------
Registration  Rights  Agreement  executed  by  HLP;

               (viii)   Registration  Rights  Acknowledgement.  A  copy  of each
                        -------------------------------------
fully  executed  Registration  Rights  Acknowledgement;

               (ix)     Second  Amendment  to  the HLP Partnership Agreement.  A
                        ----------------------------------------------------
copy  of  the  fully executed Second Amendment to the HLP Partnership Agreement;

               (x)      Joint  Venture  Agreement.  A  counterpart  of the Joint
                        -------------------------
Venture  Agreement  executed  by  HT;

               (xi)     Articles  Supplementary.  A  certified  copy  of  the
                        -----------------------
Articles  Supplementary,  as  filed  with  the  SDAT;

               (xii)     Good  Standing Certificate.  A Short Form Good Standing
                         --------------------------
Certificate  regarding  HT  issued  by  the  SDAT and a Short Form Good Standing
Certificate  regarding  HLP issued by the Virginia State Corporation Commission;

               (xiii)    AMEX  Notice  of  Listing.  Official notice of issuance
                         -------------------------
on the AMEX of all of the underlying Class A Shares into or for which all such Series A Preferred Shares and Preferred Units are convertible or exchangeable, together with such additional number of shares of Class A Shares as may be necessary as a reasonable reserve for purposes of effecting the anti-dilution rights set forth in the Articles Supplementary;

               (xiv)     Transaction  Approvals.  Written  consents  or  other
                         ----------------------
reasonably  acceptable  written evidence reflecting the approvals referred to in
Section  5.2(q);  and

               (xv)      The  Anti-Takeover  Resolution.    A  copy  of  a fully
                         ------------------------------
executed Anti-Takeover Resolution in the form of a unanimous written consent of HT's Board of Trustees or a Secretary's Certificate certifying that such Anti-Takeover Resolution was duly approved and adopted by HT's Board of Trustees at a meeting duly noticed and convened.

     6.3     Actions to Occur at the Second Closing and Each Subsequent Closing.
             ------------------------------------------------------------------

          (a) At the Second Closing and each Subsequent Closing, CHP shall deliver to HT and HLP the following:

               (i)     Purchase  Price.  An  amount  equal to the Purchase Price
                       ---------------
for the Second Closing Units, or the Subsequent Closing Units, as the case may be, to be purchased at such Second Closing or Subsequent Closing, by wire transfer of immediately available funds to an account designated by HLP; and

               (ii)     Certificates.  The  certificates referred to in Sections
                        ------------
5.5(a)  and  5.5(b).

          (b) At the Second Closing and each Subsequent Closing, HT shall deliver to CHP the following:

               (i)     Preferred  Units Certificates.  Certificates representing
                       -----------------------------
the Second Closing Units or Subsequent Closing Units, as the case may be, to be purchased at such Second Closing or Subsequent Closing, as the case may be; and

               (ii)     Certificates.  The  certificates  described  in Sections
                        ------------
5.4(a)  and  5.4(b).

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     7.1     Termination Prior to First Closing This Agreement may be terminated
             ----------------------------------
at  any  time  prior  to  the  First  Closing:

          (a)     by  mutual  consent  of  CHP  and  HT;

          (b)     by  either  CHP  or  HT:

               (i) in the event of a breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement which cannot be or has not been cured within 40 days (the "Cure Period")
                                                                   -----------
following receipt by the breaching party of written notice of such breach, or failure of the breaching party to promptly use reasonable efforts to cure such breach after receipt of such written notice of such breach;

               (ii) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, or ruling or taken any other action (with respect to which order, decree, or ruling CHP, HLP and HT shall use their best efforts to cause to be set aside), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement or the Transaction Documents, and such order, decree, ruling, or other action shall have become final and nonappealable; or

               (iii) if the First Closing shall not have occurred by 5:00 p.m., Eastern time on the date immediately following 120 days after the date hereof; provided, however, that the right to terminate this Agreement under this clause (iii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the First Closing to occur on or before such date;

          (c) by CHP: upon the occurrence of an event described in Section 5.2(p) (No Material Adverse Effect);

     The  right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party, or any of their respective officers, directors, trustees, employees, accountants, consultants, legal counsel, agents, or other representatives whether prior to or after the execution of this Agreement. Notwithstanding anything in the foregoing to the contrary, a party that is in material breach of this Agreement shall not be entitled to terminate this Agreement except, in the case of a default by HT or HLP, with the consent of CHP, or in the case of a default by CHP, with the consent of HT.

     7.2     Termination  Subsequent  to  First  Closing.  This Agreement may be
             -------------------------------------------
terminated  subsequent  to  the  First  Closing:

          (a)     by  mutual  consent  of  CHP  and  HT;

          (b) by HT or HLP, in the event of a material breach by CHP of any representation, warranty, covenant or agreement contained in this Agreement or the Transaction Documents, which cannot be or has not been cured within the Cure Period following receipt by CHP of written notice of such breach;

          (c) by CHP, in the event that any representation or warranty of HT, HLP or any Subsidiary contained in this Agreement or in the Transaction Documents was not materially true and correct subsequent to the First Closing Date, and which cannot be or has not been cured within the Cure Period following receipt by HT or HLP of written notice of such breach;

          (d) by CHP, in the event of a material breach by HT or HLP of any covenant or agreement contained in this Agreement, or in the Transaction Documents subsequent to the First Closing Date, which cannot be or has not been cured within the Cure Period following receipt by HT or HLP of written notice of such breach;

          (e) by CHP upon the failure of HT to require Subsequent Closings for the issuance and sale hereunder of all Subsequent Closing Units pursuant to
Section  1.1(c)  hereof,  within  one  year  after  the  First Closing Date; and

          (f) by HT or HLP at any time after such date which is one year and six months immediately following the First Closing Date, if (a) following such date, HT and HLP shall have offered to CHP by written notice in accordance with
Section 9.8 hereof, an irrevocable offer to purchase, upon the terms and conditions set forth herein, and CHP shall have received such written offer to purchase, any Preferred Units not purchased hereunder and (b) CHP shall have failed to indicate its acceptance of such offer (by written notice to HT and/or HLP in accordance with Section 9.8 hereof) within thirty (30) days of its receipt of such notice.

     7.3     Effect  of  Termination  Prior  to  First  Closing.
             --------------------------------------------------

          (a)     In  the  event  of a termination of this Agreement pursuant to
Section 7.1 hereof by either HT, HLP or CHP, this Agreement shall terminate and have no further force or effect, without any liability or obligation on the part of any of HT, HLP or CHP, other than the provisions of Article 9 and this
Article 7, which shall survive termination of this Agreement; provided, however, that nothing herein shall relieve any party from any liability for any breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          (b) If this Agreement is terminated by CHP pursuant to Section 7.1(b)(i), 7.1(b)(iii) or 7.1(c), HT shall pay CHP, by wire transfer of immediately available funds, up to $250,000 in the aggregate of all invoiced out-of-pocket expenses incurred by CHP to pay the reasonable fees and disbursements of Greenberg Traurig LLP, PricewaterhouseCoopers LLP and Lowndes, Drosdick, Doster, Kantor & Reed in connection with the due diligence and preparation and negotiation of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, and the related letter of intent and term sheet dated November 18, 2002 and predecessor letter of intent and term sheet dated August 19, 2002, and any other reasonable out-of-pocket expenses incurred by CHP in connection with such matters (the "Expense Reimbursement")
                                                         ---------------------
within  ten  Business  Days after receipt of the written demand for same by CHP.

                                    ARTICLE 8

                                 INDEMNIFICATION
                                 ---------------

     8.1     Indemnification.
             ---------------

          (a) HT and HLP each hereby agrees to jointly and severally indemnify, defend, and hold harmless CHP and its directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "CHP Indemnified
                                                                 ---------------
Parties")  from  and  against:
-------

               (i) subject to Section 8.2 hereof, any and all losses, liabilities, obligations, damages, costs and expenses (collectively, "Losses")
                                                                        ------
based upon, attributable to, or resulting from, the Breach of any representation or warranty of HT, HLP or any Subsidiary set forth in Article 2.1 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of HT, HLP or any Subsidiary pursuant to this Agreement except to the extent CHP had actual knowledge (other than in the case of Section 2.1(c)(ii)(B) hereof) of such Breach and, notwithstanding such actual knowledge, subsequently consummated a Closing contemplated by this Agreement;

               (ii) any and all Losses, attributable to, or resulting from, the Breach of any covenant or other agreement on the part of HT, HLP or any Subsidiary under this Agreement except to the extent CHP had actual knowledge of such Breach and, notwithstanding such actual knowledge, subsequently consummated a Closing contemplated by this Agreement;

               (iii) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other professionals' fees and disbursements (collectively, "Expenses") as a consequence of and incident to any and all
                 --------
Losses  with  respect  to  which  indemnification  is  provided  hereunder;  and

               (iv) For purposes of Section 8.1(a)(ii), any and all Losses, attributable to, or resulting from, the Breach of any representation or warranty of HT, HLP or any Subsidiary set forth in Section 2.1(c)(ii)(B) hereof, or any certificate with respect to such representations and warranties set forth in
Section 2.1(c)(ii)(B) hereof relating to any loan or credit agreement, note, bond, mortgage or indenture (or guarantee of same) entered into by HT, HLP or any Subsidiary and secured by a lien on any hotel owned by HT, HLP or any such Subsidiary, the amount of such Loss which HT or HLP shall be obligated to indemnify CHP for, shall be "grossed up" to reflect the diminution in the value of CHP's interest in HT and HLP resulting from payment of such indemnity and shall be calculated as (x) the actual Loss suffered by CHP divided by (y) one minus CHP's "Fully Diluted Interest In HT." For purposes of this provision,
CHP's Fully Diluted Interest in HT shall equal the percentage arrived at by dividing (i) the total number of shares of HT Common Shares into which CHP's equity securities in HT and HLP are convertible plus the number of HT Common Shares CHP then holds, by (ii) the total number of HT Common Shares into which any outstanding equity securities of HT and HLP are convertible plus the total number of HT Common Shares then issued and outstanding.

          (b) CHP hereby agrees to indemnify defend and hold harmless HT and HLP and their respective trustees, directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "HT Indemnified Parties") from
                                                   ----------------------
and  against:

               (i) subject to Section 8.2 hereof, any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of CHP set forth in Article 2.2 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of CHP pursuant to this Agreement except to the extent HT or HLP had actual knowledge of such Breach and, notwithstanding such actual knowledge, subsequently consummated a Closing contemplated by this Agreement;

               (ii) any and all Losses based upon, attributable to or resulting from the Breach of any covenant or other agreement on the part of CHP under this Agreement except to the extent HT or HLP had actual knowledge of such Breach and, notwithstanding such actual knowledge, subsequently consummated a Closing contemplated by this Agreement; and

               (iii) any and all Expenses as a consequence of and incident to the foregoing.

     8.2     Limitations  on Indemnification for Breaches of Representations and
             -------------------------------------------------------------------
Warranties.
----------

          (a) An indemnifying party shall not be required to make any payment with respect to any claim for indemnification under Section 8.1(a)(i) or
Section 8.1(b)(i) hereof, as the case may be, unless the aggregate amount of claims for indemnification asserted (which for purposes of this Agreement shall mean the indemnified party's giving of notice of such claim to the indemnifying party) by the CHP Indemnified Parties or the HT Indemnified Parties (as the case may be) equals or exceeds U.S. $250,000 (the "Basket"); it being hereby
                                                      ------
acknowledged and agreed that if the aggregate amount of such claim(s) meets or exceeds the Basket and indemnification is due without regard to such Basket, the indemnifying party shall be required to pay the entire amount of all Losses and Expenses with respect to which indemnification is provided hereunder; provided,
                                                                       --------
further,  however,  that  if  any  claim  for  indemnification  is  based  upon,
-------   -------
attributable to or results from the Breach of the representations and warranties
-------
set forth in Sections 2.1(b), 2.1(c)(ii)(B) or 2.1(r) hereof, such Basket shall not be applicable and that if any claim for indemnification is based upon, attributable to, or results from the Breach of the representations and warranties set forth in Section 2.1(c)(ii)(B) hereof, HT's Cap (as defined below) shall not be applicable. Notwithstanding anything to the contrary contained in this Agreement, other than a breach of a representation or warranty set forth in Section 2.1(c)(ii)(B) hereof, which, as set forth in the preceding sentence shall not be subject to HT's Cap and shall not be counted toward or added into the calculation of whether HT's Cap has been reached, the indemnification obligations of HT and HLP under Section 8.1(a) hereof shall not exceed the aggregate Purchase Price paid to HLP hereunder (hereinafter, "HT's
                                                                            ----
Cap").
---

     Notwithstanding anything to the contrary contained in this Agreement, the indemnification obligations of CHP under Section 8.1(b) hereof shall not exceed $2.5 million ("CHP's Cap").
                 ----------

     8.3     Indemnification  Procedures.
             ---------------------------

          (a)     Claims  by  Third  Parties.

               (i) If any legal proceedings shall be instituted or any claim or demand ("Claim") shall be asserted by any Person in respect of which
              -----
indemnification may be sought under Section 8.1 hereof (without giving effect to the Basket), the indemnified party shall promptly cause written notice of the assertion  of  any  Claim  of  which  it  has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel  of  its  choice,
which counsel must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise manage any Claim which relates to any Losses for which indemnification is sought hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise manage any Claim which relates to any Losses for which indemnification is sought hereunder, it shall promptly notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise manage any Claim which relates to any Losses for which indemnification is sought hereunder or fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, then the indemnified party may defend against, negotiate, settle or otherwise manage such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the reasonable Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to
             --------  -------
participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict of interest exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be
                 --------   -------
required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

               (ii) After any final judgment or award shall have been rendered by a court of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter.

               (iii) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual material loss and prejudice as a result of such failure.

     8.4     Tax  Related  Adjustments.  HT  and  CHP  agree that any payment of
             -------------------------
Losses or Expenses made hereunder will be treated by the parties on their Tax returns as an adjustment to the Purchase Price. If, notwithstanding such treatment by the parties, any payment of Losses or Expenses is determined to be taxable income rather than adjustment to the Purchase Price by any taxing authority, then the indemnifying party shall indemnify the indemnified party for any Taxes payable by the indemnified party or any subsidiary by reason of the receipt of such payment (including any payments under this Section 8.4), determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.

                                    ARTICLE 9

                               GENERAL PROVISIONS
                               ------------------

     9.1     Survival  of Representations, Warranties, and Covenants.  Except as
             -------------------------------------------------------
set forth in the proviso below, each of the representations and warranties made in this Agreement or any Transaction Document shall survive each of the Closings as provided below, regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof. The representations and warranties set forth in this Agreement (other than representations and warranties contained in Section 2.1(b) (relating to the capital structure of HT, HLP and each Subsidiary), Section 2.1(c) (relating to the authority of HT, HLP and each Subsidiary), Section 2.1(k) (relating to Taxes), Section 2.1(l) (relating to pension and benefits plans) and Section 2.1(o) (relating to environmental matters), which representations and warranties shall survive until the expiration of the applicable statute of limitations) or any Transaction Document shall terminate on the date that is one year and six months from the date of the last Subsequent Closing Date. Following the date of termination of a representation or warranty, no claim can be brought with respect to a breach of such representation or warranty, but no such termination shall affect any claim for a breach of a representation or warranty that was asserted in writing pursuant to Article 8 hereof before the date of termination. To the extent that a covenant or agreement is performable after the First Closing, the Second Closing or any Subsequent Closing, as applicable, each such covenant or agreement shall survive such Closing indefinitely. Notwithstanding the general survival provisions contained in this Section 9.1, (i) HT and HLP shall be deemed to have waived any and all rights and remedies as to any breach by CHP of any representation, warranty, covenant or agreement of CHP contained herein (other than the obligation to acquire all Subsequent Closing Units) or in any Transaction Document, if HT or HLP shall have knowledge of such breach, and notwithstanding such knowledge, HT and HLP shall have subsequently consummated a Closing contemplated by this Agreement; and (ii) CHP shall be deemed to have waived any and all rights and remedies as to any breach by HT or HLP of any representation, warranty, covenant or agreement of HT or HLP contained herein (other than the obligation to issue the Subsequent Closing Units) or in any Transaction Document occurring prior to such Closing, if CHP shall have knowledge of such breach and, notwithstanding such knowledge, CHP shall have subsequently consummated a Closing contemplated by this Agreement.

     9.2     Amendment  and  Modification.  This Agreement may not be amended or
             ----------------------------
modified except by an instrument in writing signed by all of the parties hereto.

     9.3     Waiver  of  Compliance.  Any  failure of CHP on the one hand, or HT
             ----------------------
and/or HLP, on the other hand, to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the party or parties to be bound by such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

     9.4     Specific  Performance.  The  parties recognize that in the event HT
             ---------------------
or HLP should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Accordingly, CHP shall be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, HT and HLP hereby waive the defense that there is an adequate remedy at law. In no event shall HT or HLP be entitled to seek specific performance with respect to any of CHP's obligations arising under this Agreement.

     9.5     Severability.  If  any term or other provision of this Agreement is
             ------------
determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced under any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

     9.6     Expenses  and  Obligations.  Except  as expressly set forth in this
             --------------------------
Agreement or any Transaction Document, HT and CHP will each pay its own costs and expenses in connection with the Transaction Documents and the transactions contemplated hereby or thereby. In addition, HT and HLP each agrees to pay any and all stamp, transfer and other similar Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the issuance of the Preferred Units, the Series A Preferred Shares and all Class A Shares issuable upon exchange of the Preferred Units, and conversion of the Series A Preferred Shares.

     9.7     Parties  in  Interest.  This  Agreement  shall be binding upon and,
             ---------------------
except as provided below, inure solely to the benefit of each party hereto and their successors, assigns and transferees, and nothing in this Agreement, express or implied, is intended to confer upon any other Person (other than the indemnified parties as provided in Article 8) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     9.8     Notices.
             -------

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied, or mailed by registered or certified mail (return receipt requested), or sent by Federal Express or other recognized overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)     If  to  CHP,  to:
                  CNL Hospitality Partners, L.P.
                  CNL  Center  at  City  Commons
                  450  South  Orange  Avenue
                  Orlando,  Florida  32801-3336
                  Facsimile:  407-650-1085
                  Attn:     Brian  Strickland

                  with a copy (which shall not constitute notice hereunder) to:

                  Greenberg  Traurig,  LLP
                  The  MetLife  Building
                  200  Park  Avenue
                  New  York,  New  York  10166
                  Facsimile:  212-801-6400
                  Attn:     Judith  Fryer,  Esq.
                            Alan  S.  Gaynor,  Esq.

          (b)     If  to  HT  or  HLP,  to:

                  Hersha  Hospitality  Trust
                  148  Sheraton  Drive
                  Box  A
                  New  Cumberland,  Pennsylvania  17070
                  Facsimile:  717-974-7383
                  Attn:     Hasu  P.  Shah

                  with a copy (which shall not constitute notice) to:

                  Hunton  &  Williams
                  951  East  Byrd  Street
                  Richmond,  Virginia  23219
                  Facsimile:  804-788-8218
                  Attn:     Cameron  N.  Cosby,  Esq.
                            Randall  Parks,  Esq.

     Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

     9.9     Counterparts.  This  Agreement  may  be  executed  and  delivered
             ------------
(including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.10     Entire  Agreement.  This  Agreement  (which  term, for purposes of
              -----------------
this Section, shall be deemed to include the exhibits and schedules hereto and the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement with respect to the subject matter hereof.

     9.11     Governing Law; Choice of Forum.  This Agreement shall be construed
              ------------------------------
in accordance with and governed by the internal laws of the State of Maryland (without giving effect to such State's conflicts of laws principles). Each of the parties hereto hereby irrevocably consents, to the maximum extent permitted by law, that any action or proceeding relating to this Agreement or the transactions contemplated hereby shall be brought, at the option of the party instituting the action or proceeding, in any court of general jurisdiction in New York County, New York, in the United States District Court for the Southern District of New York or in any state or federal court sitting in the area currently comprising the Southern District of New York. Each of the parties hereto waives any objection that it may have to the conduct of any action or proceeding in any such court based on improper venue or forum non conveniens, waives personal service of any and all process upon it, and consents that all service of process may be made by mail or courier service directed to it at the address set forth herein and that service so made shall be deemed to be completed upon the earlier of actual receipt or ten days after the same shall have been posted or delivered to a nationally recognized courier service.
Nothing contained in this Section 9.11 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

     9.12     Public  Announcements.  HT  and  HLP, on the one hand, and CHP, on
              ---------------------
the other hand, shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, except for statements required by law or by any listing agreements with any national securities exchange or the National Association of Securities Dealers, Inc., or made in disclosures filed pursuant to the Securities Act or the Exchange Act.

     9.13     Assignment.  Neither  this  Agreement  nor  any  of  the  rights,
              ----------
interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise.

     9.14     Headings.  The  headings  of this Agreement are for convenience of
              --------
reference  only  and  are  not  part  of  the  substance  of  this  Agreement.

     9.15     Articles,  Sections.  Unless  the  context  indicates  otherwise,
              -------------------
references to Articles, Sections and paragraph, shall refer to the corresponding article, section and paragraph in this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, all as of the date first written above.

                                          CNL  HOSPITALITY  PARTNERS,  L.P.


                                          By:     CNL  Hospitality  GP  Corp.,
                                                  its  general  partner


                                          By: /s/ Tammie A. Quinlan
                                          Name:   Tammie  A.  Quinlan
                                          Title:  Senior  Vice  President


                                          HERSHA  HOSPITALITY  LIMITED
                                          PARTNERSHIP

                                          By:     Hersha  Hospitability  Trust,
                                                  its  general  partner

                                          By: /s/ Ashish R. Parikh
                                          Name:   Ashish  R.  Parikh
                                          Title:  Chief  Financial  Officer


                                          HERSHA  HOSPITALITY  TRUST

                                          By: /s/ Ashish R. Parikh
                                          Name:   Ashish  R.  Parikh
                                          Title:  Chief  Financial  Officer

Hersha Hospitality Management, L.P. joins in this Agreement for the sole purpose of acknowledging its obligations with respect to Section 3.18 hereof.

                                        HERSHA  HOSPITALITY  MANAGEMENT,  L.P.

                                        By: Hersha Hospitality Management, Co.,
                                            its  general  partner

                                        By: /s/ David L. Desfor
                                             Name:   David  L.  Desfor
                                             Title:  Controller

                (SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT)

                             HT DISCLOSURE SCHEDULE

                                    Exhibit A

                               Form of HW Opinion
                               ------------------

                                    Exhibit B

                             Form of HW Tax Opinion
                             ----------------------

                                    Exhibit C

                            Form of BSA Legal Opinion
                            -------------------------

                                    Exhibit D

                        Form of Excepted Holder Agreement
                        ---------------------------------

                                    Exhibit E

                      Form of Registration Rights Agreement
                      -------------------------------------

                                    Exhibit F

                   Form of Registration Rights Acknowledgment
                   ------------------------------------------

                                    Exhibit G

          Form of Second Amendment to HLP Limited Partnership Agreement
          -------------------------------------------------------------

                                    Exhibit H

                         Form of Joint Venture Agreement
                         -------------------------------

                                    Exhibit I

                         Form of Articles Supplementary
                         ------------------------------

                                    Exhibit J

                      List of CHP's Officers and Employees
                      ------------------------------------
Brian  Strickland,  Executive  Vice  President  of  Finance  and  Administration

Tammie  Quinlan,  Senior  Vice  President